Exhibit 2

                   Domaines Barons de Rothschild (Lafite) SCA
                              33, rue de la Baume
                                  75008 Paris
                                     France

                                  May 16, 2004

Constellation Brands, Inc.
370 Woodcliff Drive
Fairport, New York 14450
Attention:  Richard Sands

Huneeus Vintners LLC
1601 Silverdo Trail
Napa, California  94574

Gentlemen:

     This letter will confirm certain transactions proposed to be entered into among Domaines Barons de Rothschild (Lafite) SCA ("DBR"), Constellation Brands, Inc., acting through its wholly-owned subsidiary, Franciscan Vineyards, Inc. ("Constellation"), and Huneeus Vintners LLC ("Huneeus").

     1. Constellation, Huneeus and DBR (collectively, the "Principals") intend to enter into certain transactions among themselves and, in connection therewith and prior thereto, to propose to a special committee of the Board of Directors of Chalone (the "Special Committee") that Chalone enter into certain transactions, based on and consistent with the terms set forth herein and other terms to be agreed upon. The Principals have agreed to establish a joint venture company (the "Joint Venture" or "JV") to which Constellation will contribute $54 million in cash and certain assets and Huneeus will contribute certain assets and liabilities, and to which DBR will, upon the completion of the merger of Holdco into Chalone described below, cause Chalone to contribute substantially all of its assets and liabilities.

     The Principals propose to effect the proposed transactions as follows: (i) DBR will form a corporation ("Holdco") and contribute $10 million in cash to Holdco and contribute its Chalone shares (including any shares obtained upon conversion of the Chalone convertible debt held by DBR) (the "Shares") to Holdco in exchange for Holdco shares, (ii) the JV will loan to Holdco an amount equal to the difference between the aggregate cash amount to be paid in exchange for the outstanding publicly held shares of Chalone (other than the shares held by DBR, Holdco and their affiliates) in the merger described in
(iv) below and the $10 million in cash to be contributed by DBR to Holdco;
(iii) the source of funds for the loan by the JV will be $54 million in cash contributed by Constellation; (iv) DBR will propose to the Special Committee of the Board of Directors of Chalone that Holdco enter into a merger agreement with


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                                      -2-


Chalone providing for the merger of Holdco with and into Chalone (the "Merger"), in which merger all of the outstanding publicly held shares of Chalone (other than the shares held by DBR, Holdco and their affiliates, which shares shall be cancelled) shall be converted into cash and the stockholders (other than Holdco) will receive the wine purchase rights described on Annex G (such transactions, including the Merger, collectively, the "Transactions"). The Principals will jointly and severally guarantee the obligations of Holdco under the merger agreement between Holdco and Chalone (the "Merger Agreement"). The closing of the Transactions will occur simultaneously. The material terms of the Merger Agreement setting forth the terms and conditions of the Merger, including the cash price per share to be paid to holders of Chalone shares (other than DBR, Holdco or its affiliates) shall require the approval of each of the Principals.

     2. Each of the Principals hereby commits to cause the following transactions: (i) Constellation will establish the JV as a Delaware limited liability company and Constellation and Huneeus shall enter into governance and other agreements relating to the JV on the terms set forth in Annex A hereto,
(ii) Constellation and Huneeus will contribute cash, assets and liabilities to the JV (including debt amounting to no more than $18.5 million to be contributed by Huneeus), and DBR will, immediately upon the consummation of the Merger, cause Chalone to contribute substantially all of its assets and liabilities to the JV, in each case on the terms and conditions set out in Annex B in exchange for ownership interests in the JV, (iii) the Principals will appoint Agustin Francisco Huneeus as the CEO of the JV and establish a management incentive plan on the terms set forth in Annex C hereto, (iv) the Principals will cause the JV to enter into certain other business arrangements with Constellation on the terms set forth in Annex D hereto, and (v) DBR shall enter into an arrangement with the JV as set forth in Annex E hereto. The Principals have valued the assets to be contributed by each of them, including cash contributions, as $[81.2] million for Constellation, $[68] million for Huneeus and $[61.372] million for DBR, resulting in equity percentages (the "Equity Percentages") of [38.6]% for Constellation, [32.3]% for Huneeus and [29.1]% for DBR.

     3. The obligations of the Principals to effect or cause to be effected the transactions described in (i) through (v) of paragraph 2 above are subject only to the prior satisfaction of the following conditions: (i) the successful consummation of the Merger, and (ii) all requisite consents and antitrust law approvals being obtained. The obligations of the Principals to consummate the transactions described in paragraph 2 above are not subject to any other conditions.

     4. None of the Principals shall take any action or enter into any agreement inconsistent with the terms of this Commitment Letter during the Commitment Period (being a period of 4 months from the date of this letter). During the Commitment Period, each of the Principals shall act exclusively with


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                                      -3-


the others with respect to the Merger and the other Transactions and during the Commitment Period shall use reasonable efforts to cause the Merger and the other Transactions to be consummated as herein contemplated.

     In furtherance of such agreement, DBR hereby commits that during the Commitment Period it shall not (i) at any shareholders meeting of Chalone, vote for any transactions proposed by a third party that would result in such third party owning more than 50% of the voting securities of Chalone or its successor or a transaction involving a sale of substantially all the assets of Chalone (each a "Competing Transaction"), (ii) solicit any third party to propose a Competing Transaction or discuss any such proposal with any third party, or
(iii) sell its Shares to any third party other than an affiliate (which shall remain subject to the agreements herein). In the event that DBR shall breach the commitment described in the previous sentence, then DBR shall immediately reimburse Huneeus its documented reasonable expenses incurred in connection with the Transactions.

     DBR agrees to enter into a Voting Agreement upon the execution of the Merger Agreement whereby DBR agrees for a period commencing upon the date of the Merger Agreement and ending on the termination of the Merger Agreement by its terms, (i) not to sell or otherwise transfer its Shares; (ii) not to solicit proposals for Competing Transactions or enter into discussions with any third party with respect to a Competing Transaction, and (iii) to vote its Shares at a shareholders meeting of Chalone in favor of the transaction proposed by the Merger Agreement and against any Competing Transaction.

     In the event that at any time within a period of six months following the date of the Merger Agreement Chalone enters into a definitive agreement for a Competing Transaction at a price per share higher than $7.80 (the "Reference Share Price") then (whether or not the Competing Transaction is consummated within such six month period) DBR shall, within seven days of receipt of any amounts paid to it pursuant to the Competing Transaction, pay each of Constellation and Huneeus an amount equal to one-third of the difference between the aggregate consideration received by DBR pursuant to such Competing Transaction and an amount equal to the Reference Share Price multiplied by the number of Shares. In addition, DBR agrees that in any circumstance in which Chalone is obligated to pay a break-up fee upon termination of the Merger Agreement pursuant to the terms of the Merger Agreement as a result of Chalone entering into a Competing Transaction, such fee shall be paid to and shared by Constellation and Huneeus as to 50% each.

     The commitments and understandings of DBR in this paragraph shall not restrict any actions taken by any director of Chalone who is an employee of or affiliated with DBR in furtherance of his fiduciary obligations.


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                                      -4-


     5. Any proposed change to the material terms of the proposals or transactions set forth in this Commitment Letter and the definitive agreements contemplated hereunder (including the terms set forth in the Annexes hereto) will be subject to the unanimous approval of the Principals.

     6. Each Principal (each, an "Indemnifying Principal") shall severally, but not jointly indemnify and hold harmless each other Principal (each, an "Indemnified Principal") against (x) JV Losses (as defined below) incurred by the Indemnified Principal (whether or not such JV Losses are occasioned by the acts or failures to act of the Indemnified Principal), in an amount that is proportionate to the Indemnifying Principal's prospective Equity Percentage in the JV, and (y) Other Losses (as defined below) arising out of the conduct, omission or statement of the Indemnifying Principal.

          (a) Promptly after the commencement of any action or proceeding against an Indemnified Principal which could give rise to a claim for indemnification under this Section 6, the Indemnified Principal shall give notice to each Indemnifying Principal if it wishes to assert a claim for indemnification under this Section 6, provided, however, that the failure so to notify the Indemnifying Principals (i) will not relieve the Indemnifying Principals from their indemnification obligations in this Section 6 unless and then only to the extent the Indemnifying Principals did not otherwise learn of such action and such failure results in the forfeiture by the Indemnifying Principals of substantial rights and defenses, and (ii) will not, in any event, relieve the Indemnifying Principals from any obligations to any Indemnified Principal other than the indemnification provisions in this Section 6.

          (b) Following delivery of such notice, but subject to the provisions of clause (c) below, each Indemnifying Principal shall be entitled to participate in such action or proceeding and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such Indemnified Principal (but prior to assuming such defense, the Indemnifying Principal shall have acknowledged in writing its indemnification obligation hereunder if such claim is determined adversely to the Indemnified Principal). After notice from the Indemnifying Principal to the Indemnified Principal of its election to assume the defense of a claim, the Indemnifying Principal shall not be liable to such Indemnified Principal under this Section 6 for any fees of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Principal in connection with the defense thereof, other than reasonable costs of investigation, or as provided in clause (d) below. If an Indemnifying Principal assumes the defense of such an action, (i) no compromise or settlement thereof may be effected by the Indemnifying Principal without the Indemnified Principal's consent (which shall not be unreasonably withheld) unless (A) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnified Principal and (B) the sole


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                                      -5-


relief provided is monetary damages that are paid in full by the Indemnifying Principal, and (ii) the Indemnifying Principal shall have no liability with respect to any compromise or settlement thereof effected by the Indemnified Principal without its consent (which shall not be unreasonably withheld). If notice is given to an Indemnifying Principal of the commencement of any action and it does not, within 30 days after the Indemnified Principal's notice is given, give notice to the Indemnified Principal of its election to assume the defense thereof (and in connection therewith, acknowledges in writing its indemnification obligation hereunder), the Indemnifying Principal shall be bound by any determination made in such action or any compromise or settlement thereof effected by the Indemnified Principal. Notwithstanding the foregoing, if an Indemnified Principal determines in good faith that there is a reasonable probability that an action may materially and adversely affect it or its affiliates other than as a result of monetary damages, such Indemnified Principal may, by notice to the Indemnifying Principal, assume the exclusive right to defend, compromise or settle such action, but the Indemnifying Principal shall have no liability with respect to a judgment entered in any action so defended, or a compromise or settlement thereof entered into, without its consent (which shall not be unreasonably withheld). Should there be more than one Indemnifying Principal, each Indemnifying Principal shall have the option to assume the defense of the action or proceeding. If more than one Indemnifying Principal chooses to assume the defense, such Indemnifying Principals shall act jointly in the defense, it being understood that no failure of agreement or cooperation among such Indemnifying Principals shall prejudice the rights of the Indemnified Principal. Any Indemnifying Principal which does not choose to assume the defense shall (to the extent it is liable for Losses as an Indemnifying Principal) be bound by the actions of the Indemnifying Principal or Principals which do assume the defense.

          (c) In the case of JV Losses, the Principals shall select a single counsel to represent them at their joint expense in the action or proceeding. The Principals may retain separate counsel to protect their individual interests, but the fees and expenses of any such counsel shall be for the sole account of the Principal retaining such counsel.

          (d) Notwithstanding the Indemnifying Principal's election to assume the defense of an action or proceeding, the Indemnified Principal or Principals in connection with an Other Loss (but not a JV Loss) shall have the right to employ one separate counsel (including local counsel), and the Indemnifying Principal shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Principal to represent the Indemnified Principal or Principals would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Principal or Principals and the Indemnifying Principal and either or both of the Indemnified Principals shall have reasonably concluded that there may be legal defenses available to it which are



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                                      -6-


different from or additional to those available to the Indemnifying Principal;
(iii) the Indemnifying Principal shall not have employed counsel reasonably satisfactory to the Indemnified Principal or Principals to represent the Indemnified Principal or Principals within a reasonable time after notice of the institution of such action; or (iv) the Indemnifying Principal shall authorize either or both of the Indemnified Principals to employ separate counsel at the expense of the Indemnifying Principal.

          (e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless any Indemnified Principal, then each Indemnifying Principal shall contribute to the amount paid or payable by such Indemnified Principal as a result of the JV Loss or Other Loss, as the case may be, in such proportion as is appropriate to reflect (i) in the case of JV Losses, the relative benefits received by the Indemnified Principal on the one hand and the Indemnifying Principals on the other hand, in each case from the consummation of the Transactions as contemplated by and pursuant to the terms of this letter, which relative benefits the parties agree are proportionate to their prospective Equity Percentages in the JV, and (ii) in the case of Other Losses, the extent to which such Losses result from actions or failures to act of the Indemnifying Principal. Notwithstanding the rights of any Principal to contribution in this Section 6(e), no Principal shall be required to contribute an amount that is in excess of the amount which would have been required to be paid by such Principal had such amount been calculated in accordance with the indemnification provisions of this Section 6.

          (f) Definitions. For purposes of this Section 6,

          (i) The term "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any governmental entity.

          (ii) The term "Losses" shall mean any and all actual losses, liabilities, damages, judgments, settlements and expenses (including interest and penalties with respect thereto and reasonable attorneys' fees and expenses and reasonable accountants' fees and expenses incurred in the investigation or defense of any Proceeding) incurred by any Principal to which such Principal may become subject as a result of a claim of or Proceeding initiated by a third party, irrespective of whether such Losses have been incurred or suffered as a result of Proceedings initiated by a governmental entity or otherwise.

          (iii) The term "JV Losses" shall mean any Losses, but only insofar as such Losses arise out of or are based upon this Commitment Letter or the making of a proposal with respect to the Merger by the Principals to the Board of


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                                      -7-


Directors of Chalone, or the consummation of the Transactions (including the Merger) pursuant to this Commitment Letter; provided, however, that JV Losses shall not include any Losses arising out of or based upon conduct, omissions or statements described in any of clauses (A) through (E) of the definition of "Other Losses".

          (iv) The term "Other Losses" shall mean any Losses incurred by a Principal which at any time arise out of or are based upon:

               (A) actions or discussions by another Principal inconsistent with the course of conduct or direction approved or consented to by the Principals;

               (B) the failure of another Principal to file, or timely file, any forms, reports, statements or other documents required to be filed with the Securities and Exchange Commission (as applicable, an "SEC Report");

               (C) any untrue statement or alleged untrue statement or omission or alleged omission contained in the SEC Report of another Principal, which such statement or omission originated from such Principal;

          (D) any act or omission by such Principal which would constitute fraud, negligence or willful misconduct by another Principal; or

          (E) the violation of any obligation of such Principal under any agreement relating to the Transactions.

     7. All legal expenses of the JV and each of the Principals incurred in connection with the Transactions and the other transactions contemplated in this Commitment Letter (including the transactions described in the Annexes hereto) (the "Transaction Costs") will (i) be borne individually by each of the Principals (with respect to the legal fees incurred by such Principal) except as provided as follows; (ii) (a) Transaction Costs solely in organizing the JV will be borne by Constellation; (b) Transaction Costs for services described on Annex F in connection with work required to consummate such transactions will be borne by the JV; and (c) Transaction Costs for services performed for each of Principals in the event that the transactions described herein (including the Annexes hereto) are not consummated will be borne by each of the Principals. The expenses of other outside advisors retained by or for the account of the JV will be borne by the JV.

     8. The Principals' commitments in this Commitment Letter, other than those in paragraphs 6 and 7, shall expire on September 15, 2004 if no Merger Agreement shall have been entered into prior to that date.


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                                      -8-

     9. Except for the provisions of paragraphs 4, 6 and 7, which shall be binding on the parties from the date hereof, (i) the transactions contemplated hereby are subject to the performance of due diligence and the preparation, execution and delivery of definitive agreements, in each case satisfactory to each of the Principals, and (ii) any liability among the Principals shall attach only upon execution and delivery of the Merger Agreement (in a form acceptable to the Principals) with Chalone.

     10. This letter and the interpretation thereof will be governed by New York law applicable to agreements made and to be performed therein.


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                                      -9-


     Please confirm that the foregoing conforms to your understanding by executing and returning a copy of this letter to the undersigned, whereupon this letter shall, to the extent set forth in paragraph 10, constitute a binding agreement among ourselves.

                                      Very truly yours,

                                      DOMAINES BARONS DE ROTHSCHILD
                                      (LAFITE) SCA


                                      By: /s/ Eric de Rothschild
                                          --------------------------------
                                          Eric de Rothschild, Managing Director

Confirmed and Agreed:

CONSTELLATION BRANDS, INC.


By: /s/ Richard Sands
    --------------------------------
    Richard Sands, Chairman of the Board
    and Chief Executive Officer


HUNEEUS VINTNERS LLC


By: /s/ Agustin Huneeus
    --------------------------------
    Agustin Huneeus, Manager

                                                                        ANNEX A


                            LLC OPERATING AGREEMENT
                                   TERM SHEET


Parties Franciscan Vineyards, Inc. ("F"), Domaines Barons de Rothschild (Lafite) SCA ("D") and Huneeus Vintners LLC ("H") (the "Members")

Entity                             _________, LLC

                                   Delaware limited liability company, manager managed

Percentage Interests               F = [38.6]%, to be classified as Class A
                                   Membership Interests

                                   H = [32.3]%, to be classified as Class B
                                   Membership Interests

                                   D = [29.1]%, to be classified as Class C
                                   Membership Interests

                                   All such interests (the "Membership
                                   Interests") will have identical rights,
                                   regardless of class, except for class voting rights of Members and their designated Managers, as described herein.

Capital Contributions              As per Contribution Agreement. No further
                                   capital calls without unanimous consent of the Members.

Scope and Purpose of Joint         To serve as a platform for the luxury wine
Venture                            business in the United States.

Management                         At least two managers to be designated by
                                   each Class of Membership Interests (i.e. by each Member) (the "Managers"); provided that any Member may designate additional Managers if it so chooses.

                                   The Joint Venture shall have a Chief
                                   Executive Officer and those officers,
                                   holding those titles and duties, as
                                   determined by the Board of Directors.

Board of Directors                 The Board of Directors (the "Board") will be
                                   comprised of the Managers appointed by each Class of Membership Interests as described above.

                                   The management of the Joint Venture shall be vested in the Board of Directors. Except for the appointment of Managers, or as otherwise provided herein or by


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                                      -2-


                                   nonwaivable provisions of applicable law, the Members shall not have any right to vote or to take part in the management or control of the Joint Venture business or have any right or authority to act for or bind the Joint Venture.

                                   Each Manager on the Board of Directors shall be a "manager" for purposes of the Delaware Limited Liability Company Act (the "Act").

                                   Except for situations in which the approval of the Members is expressly required by the provisions hereof or by nonwaivable provisions of applicable law, the Board shall have complete discretion, power and authority in the management and control of the business of the Joint Venture, shall make all decisions affecting the business of the Joint Venture and shall manage and control the affairs of the Joint Venture to carry out the business and purposes of the Joint Venture.

                                   In all votes of the Board, the Managers
                                   designated by each class of Membership
                                   Interests (each of which, a "Class" of
                                   Managers) shall have a single vote. If there is more than one Manager of a Class present at a meeting, they shall determine among themselves the vote to be cast by the Class. Telephonic meetings will be authorized. At least one Manager of each Class shall be required to constitute a quorum, provided that on votes requiring only a majority of the Board, (i) if a quorum is not present the meeting may be continued on at least 72 hours notice to all Directors, (ii) if a quorum is not present at the continued meeting, the meeting may again be continued on at least 72 hours notice to all, and
                                   (iii) at the second continued meeting, a quorum shall consist of Managers of only two Classes.

                                   Provision shall be made for written minutes of all meetings of the Board, to be circulated and approved by the Managers of each Class.

                                   Unless otherwise specifically set forth in the Operating Agreement or required by applicable law, approval of any vote or action of the Board shall require the affirmative vote of at least the Managers of two Classes. However, the following votes and action shall require the affirmative approval of the Managers of all three Classes ("Unanimous Approval"), except as otherwise provided under "Business Opportunities" below:

                                   (a) the assumption of the representation of
                                       any third-party brands, or the purchase, licensing, sale or other acquisition or disposition of brands;

                                   (b) any amendments to the Certificate of
                                       Formation of the Joint Venture or the
                                       Operating Agreement;

                                   (c) any issuance of additional membership
                                       interests or rights therein, except for
                                       AFH incentive compensation, as described in Annex __ to the Commitment Letter;

                                   (d) any incurrence of indebtedness in excess
                                       of that contemplated by the indebtedness reduction schedule provided for in the current 5-year business plan, as increased by 0.25x EBITDA for the trailing 12 months;

                                   (e) any capital expenditures in excess of $1
                                       million in the aggregate not provided
                                       for in the current 5-year business plan;

                                   (f) any program to build up inventory above
                                       the level provided for in the current
                                       5-year business plan;

                                   (g) any merger, consolidation or other
                                       business combination;

                                   (h) any acquisition of assets, equity or
                                       debt of another business or person
                                       outside the ordinary course of business
                                       in excess of $1 million;

                                   (i) any disposition, directly or indirectly
                                       of all or substantially all of the
                                       assets of the Joint Venture;

                                   (j) any disposition of an asset with either
                                       a book or fair market value in excess of $3 million;

                                   (k) any (i) voluntary or involuntary
                                       dissolution or liquidation, (ii) filing
                                       of a petition in bankruptcy, (iii)
                                       appointment of a receiver, or (iv)
                                       assignment for the benefit of creditors;

                                   (l) any change in dividend or distribution
                                       policies;


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                                      -4-


                                   (m) any change in accounting or tax
                                       policies;

                                   (n) appointment of a new CEO;

                                   (o) appointment or termination of a CFO;

                                   (p) any action, transaction or series of
                                       transactions with a single unaffiliated
                                       third party during any fiscal year of
                                       the Joint Venture (1) in the ordinary
                                       course of business of the Joint Venture, involving in the aggregate an amount in excess of $5 million, or (2) outside the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $1 million;

                                   (q) any material departure from the
                                       strategic direction developed by the
                                       parties for the business of the Joint
                                       Venture;

                                   (r) if [70% Test failure] has occurred, then
                                       thereafter any action not in accordance
                                       with the annual business plan (the
                                       "Business Plan"; and

                                   (s) material transactions between the Joint
                                       Venture and any Member or a Member's
                                       affiliate.

                                   Other matters which require Board action shall require the affirmative approval of two of the three Classes ("Majority Approval"). These include without limitation:

                                   (a) adoption of and adjustment or amendment
                                       of any annual Business Plan;

                                   (b) termination of the CEO for "cause" (as
                                       defined in the CEO's employment
                                       agreement);

                                   (c) during any fiscal year of the Joint
                                       Venture, any action, transaction or
                                       series of transactions, or any capital
                                       expenditure or like transaction
                                       (including but not limited to capital
                                       leases) not (as to any of the foregoing) authorized by other Board action (such as specific authorization in the Business Plan or any continuing written authorization) (1) in the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $1 million, or (2) outside the ordinary course of business of the Joint Venture, involving in the aggregate an amount in excess of $100,000;

                                   (d) determination of terms of employment
                                       offers to senior management (direct
                                       reports to the CEO);

                                   (e) approval of all long-term and short-term
                                       incentive plans offered to the employees of the Joint Venture; and

                                   (f) transactions involving an aggregate
                                       amount in excess of $60,000 between the
                                       Joint Venture and any Member or a
                                       Member's affiliate.

Chief Executive Officer            Agustin Francisco Huneeus will be appointed
                                   as the Chief Executive Officer.

                                   Subject to the direction of the Board, the Chief Executive Officer shall have general and active control of the Joint Venture's general day-to-day business and shall see that all orders and resolutions of the Board are put into effect.

Entity Classification Election     The Joint Venture shall elect to be taxed as
                                   a partnership for both state and federal tax purposes.

Allocation of Profits and Losses   The Joint Venture's profits and losses shall
                                   be allocated to the Members in accordance with each Member's Percentage Interest, subject to possible special allocations agreed to by all Members.

Mandatory Distributions            1 - Tax distributions, in an amount equal to
                                   the highest marginal combined federal, state and local tax rates of any Member (currently estimated at [47%]) multiplied by the Joint
                                   Venture's taxable income for the applicable period.

                                   2 - An additional amount such that H's pro rata share will be $500,000, if requested by any Member.

                                   3 - Beginning in the eighth year of the
                                   existence of the Joint Venture, an
                                   additional amount which, together with the distributions in 1 and 2 above, constitutes 75% of the available cash (net of reserves) for the year.

                                   The foregoing shall be subject to any
                                   external constraints, such as loan covenants and prudent reserve policies, provided that no voluntary external restrictions on distributions will be agreed to without Unanimous Approval. All distributions shall be made to the Members in accordance with their Percentage Interests.

                                   Any other distributions will be made only with the Unanimous Approval of the Board.

Business Opportunities             Any opportunity presented to a Member to
                                   acquire an interest in any of a list of
                                   brands to be attached to the LLC Agreement must first be offered to the Joint Venture prior to such Member acquiring the same. If the Joint Venture determines not to acquire such interest, then the Member presenting the opportunity may acquire that interest.
                                   The determination of whether such business opportunity should be acquired by the Joint
                                   Venture will, notwithstanding any contrary provision above requiring Unanimous
                                   Approval, be made by a Majority Approval of the Board. Other than as noted above, any Member may engage in, or possess an interest in, other business ventures of any nature and description, whether or not such other enterprises shall be in competition with or operating the same or similar businesses as the Joint Venture, and no Member shall have any obligation or duty to bring business opportunities to the attention of the Joint
                                   Venture or any other Member.

Voluntary Transfer of Interests    No transfers to third parties (including, as
                                   to any Member, any other Member), except to a Permitted Transferee, except as provided below.

                                   If one Member sells its interest to another
                                   Member, all matters previously requiring
                                   Majority Approval shall require Unanimous
                                   Approval.

                                   "Permitted Transferee" shall be defined, with respect to any Member, as any individual, corporation, partnership, joint venture, association, trust or unincorporated organization directly or indirectly controlling, controlled by, or under common control with such Member, provided that (x) the entire interest of the original Member must be transferred to such Permitted Transferee and (y) such Member shall unconditionally and irrevocably at all times be liable for the payment and performance obligations of such person hereunder and under the Commitment Letter and all other arrangements described therein.

                                   Right of First Offer
                                   --------------------

                                   If after the sixth anniversary of the
                                   formation of the Joint Venture a Member
                                   desires to sell all or any portion of its Membership Interest, then that Member shall first offer such Membership Interest to the other Members by giving written notice of such offer to the Board of Directors and the other Members, stating the portion of its Membership Interest it proposes to sell, the offer price, the consideration it will accept and, in reasonable detail, all other material matters relating to the offer. If a second Member does not, within 15 days of receipt of the Notice, give notice that it will join the offer to sell, then the following procedures will apply and, until they are completed, neither other Member may initiate a sale of its Membership Interest.

                                        The other Members shall have the option
                                        to accept such offer, exercisable by
                                        giving written notice of acceptance to
                                        the initiating Member, with a copy to
                                        each of the other Members, within 120
                                        days after its receipt of the offer.
                                        The closing of the transfer of the
                                        Membership Interest shall take place on
                                        a date selected by the responding
                                        Member or Members not less than 30 days
                                        or more than 60 days after the giving
                                        of the acceptance notice. If the other
                                        Members do not elect to purchase all of
                                        the offered Membership Interest, then
                                        the initiating Member shall have 180
                                        days within which to sell such
                                        Membership Interest to a third party on
                                        terms and conditions no more favorable
                                        to the third party than as set forth in
                                        the original offer to the other
                                        Members.

                                   If, within 15 days of receipt of the notice from the initiating Member, a second Member gives notice that it will join the initiating Member's offer to sell, then the following procedures will apply.

                                        The remaining Member shall have the
                                        option to accept the offer of the two
                                        other Members, on the same basis and
                                        within the same time periods as set
                                        forth above. If the remaining Member
                                        does not elect to purchase all of the
                                        Offered Membership Interests, then the
                                        offering Members shall have 180 days
                                        within which to sell such Membership
                                        Interests to a third party or to cause
                                        the Joint Venture or its
                                        assets to be sold, in which case
                                        (i) the offering Members shall have the
                                        right (in the case of a sale of
                                        Membership Interests) to cause the
                                        remaining Member to sell its Membership
                                        Interest on the same terms and
                                        conditions, (ii) the remaining Member
                                        shall be required to grant any
                                        necessary approvals to such sale, and
                                        (iii) should the other Members not
                                        require the remaining Member to join in
                                        the sale, the remaining Member shall
                                        have the right to sell its Membership
                                        Interest in the sale on the same terms
                                        and conditions as the other Members.

                                   Time shall be of the essence with respect to exercise of rights to buy or sell under the provisions of this section.

Change of Control                  If a change of control [to be defined] of
                                   any Member, or of a person or entity
                                   controlling such Member, occurs, the other
                                   Members will have the right to determine whether to sell their Membership Interests to or purchase the Membership Interest held by the Member as to which the change of control has occurred at the fair market value thereof. If the other Members choose to purchase the Membership Interest held by the Member as to which the change of control has occurred, each such Member will have the right to purchase such Membership Interest pro rata according to their ownership interests in the Joint Venture. The decision to purchase or sell must be made jointly by the other Members. In the absence of agreement, there will be no purchase or sale, provided that the other Members may agree that one of them will purchase the Membership Interests of the other two
                                   Members, at the fair market value thereof, which agreement will also be binding upon the Member as to which the change of control has occurred.

                                   Appropriate adjustments in the governance provisions will be agreed to reflect the changed economic interest of the acquiring Member(s).

                                   Unless it is determined by agreement among the Members, fair market value will be determined by the following process.

                                        The Members as to which the change of
                                        control has occurred, on the one hand,
                                        and the other Members (by agreement
                                        between them),
                                        on the other hand, will prepare a
                                        proposal as to the fair market value of
                                        the Joint Venture, including such
                                        supporting information as they may
                                        select, and each will submit its
                                        proposal to an arbitrator, who shall be
                                        experienced in the valuation of
                                        businesses similar to the Joint
                                        Venture's business. The arbitrator, in
                                        its discretion, may conduct a
                                        proceeding to receive additional
                                        information about the basis of and
                                        support for the two proposals. The
                                        arbitrator will then determine the fair
                                        market value of the Joint Venture by
                                        choosing one or the other of the two
                                        proposals; provided that the arbitrator
                                        shall not have the discretion or
                                        authority to choose any other value.
                                        The fair market value of the Membership
                                        Interest or Interests to be purchased
                                        and sold hereunder will then be deemed
                                        to be the amount that would be
                                        distributed to the holder of such
                                        Membership Interest(s) if the Joint
                                        Venture were sold at the amount
                                        determined by the arbitrator and then
                                        liquidated.

Material Breach                    No special provisions. Members retain their
                                   contractual remedies.

Business Plan Deadlock             If the Board fails to approve the Business
                                   Plan on two successive years, the second of which is no earlier than the fourth year of the Joint Venture, then:

                                   FIRST: The Members shall negotiate in good faith to resolve the issue or to agree on an exit. If necessary, the dispute will be referred to the chief executive officers of each of the Members.

                                   SECOND: If no agreement is reached, then the following blind auction process shall be used:

                                        (1) Each Member may submit a sealed
                                   offer to an independent person. An offer is a proposed all cash price for the entire Joint Venture.

                                        (2) Subject to (3) below, the Member
                                   submitting the highest offer must buy out the other Members at the lower submitted offers. If more than one Member submits the same highest offer, they will resubmit bids, which may be higher, lower or the same as before. If, after resubmission, there remains more than one offer at the same highest amount, the buyer will be selected by random process.

                                             (A) Each selling Member shall
                                        receive what it would receive if the
                                        Joint Venture were sold for that
                                        Member's submitted offer and then
                                        liquidated.

                                             (B) In determining liquidation
                                        amounts, all outstanding incentive
                                        equity will be treated as fully vested
                                        immediately before the liquidation.

                                             (C) A Member who does not submit
                                        an offer will become a seller who is
                                        deemed, for these purposes, to have
                                        submitted an offer at the same amount
                                        as the buyer.

                                        (3) To give the buying Member adequate
                                   time to arrange purchase financing, the
                                   closing will be a date selected by the buyer no later than 180 days after being selected as buyer.

                                             (A) The purchase will be on an
                                        all-cash basis;

                                             (B) If the buyer fails to timely
                                        close, the buyer will promptly
                                        reimburse the other Members for all
                                        reasonable costs they incurred in
                                        connection with the buy-sell process.
                                        If there is at least one other Member
                                        who submitted an offer, then the Member
                                        who submitted the next highest offer
                                        becomes the buyer and the initial buyer
                                        becomes a seller and is deemed to have
                                        submitted an offer at the same amount
                                        as the new buyer (and, if a Member had
                                        not submitted an offer, its deemed
                                        offer price is also adjusted to the
                                        price of the new buyer). (The process
                                        will be the same if the new buyer fails
                                        to close: that is, if all three Members
                                        submitted offers, the Member who
                                        submitted the lowest offer will become
                                        the buyer, and the other two Members
                                        will become sellers and will be deemed
                                        to have submitted offers at the same
                                        amount as the new buyer.)

                                        (4) If the process in paragraphs
                                   (1)-(3) above does not result in a
                                   purchase-sale transaction (including if no offers are submitted), the Members will appoint an investment banker to solicit bids from third parties to buy the entire Joint Venture, and the Joint Venture will be sold to the highest and best third-party bidder.

Termination, Dissolution,          The property and proceeds from liquidation
Liquidation by Vote of the         of Joint Venture assets shall be applied as
Board                              follows:

                                   (a) first, to the payment of creditors of
                                       the Joint Venture, including Members who are creditors, to the extent permitted by law;

                                   (b) and then, to pay the expenses of winding
                                       up the Joint Venture; and

                                   (c) and finally, to each Member in
                                       accordance with its Percentage Interest.

                                                                        ANNEX B


                             CONTRIBUTION AGREEMENT
                                   TERM SHEET


Parties C, H, D and Holdco (a 100%-owned subsidiary of D)1

Creation of JV                     The parties will form a Delaware limited
                                   liability company (the "JV") to which they will contribute cash and certain assets and in which they will receive the following ownership interests: C - [38.6]%; H -
                                   [32.3]% and Holdco - [29.1]%.

Contributed Assets                 Pursuant to the terms of a Contribution
                                   Agreement (the "Contribution Agreement"), each of the following parties shall contribute to the JV the following assets
                                   (the "Contributed Assets") in consideration of the ownership interests received in the
                                   JV:

         C                         o  Cash in the amount of $54 million; and

                                   o  all assets set forth on Schedule C,
                                      including the Oakville Estates vineyard
                                      and certain equipment pertaining to the
                                      vineyard (the "Non-cash C Assets"), but
                                      not including the 2004 crop from the
                                      Oakville Estates vineyard.

         H                         o  all Contracts set forth on a schedule to
                                      the Contribution Agreement, all assets
                                      set forth on Schedule H, including the
                                      assets of the Quintessa vineyard and
                                      winery and the business operated with
                                      such assets.

                                   o  The contributed assets shall not include:

                                      o  four parcels of land shown on
                                         Schedule H hereto;

                                      o  building rights with respect to the
                                         parcels of land which are being
                                         contributed;

                                      o  accounts receivable with respect to
                                         sales of wines of the 2001 vintage;


---------
     1 Holdco shall act through CH following the consummation of the Merger (as defined in the Commitment Letter).

                                   o  personal antique furniture of AH and
                                      vineyard equipment and office equipment
                                      associated with H's retained business.

         Holdco                    o  all right, title and interest of CH in
                                      the assets used in the business of CH,
                                      wherever located, but excluding CH's
                                      right to appoint a director to D's board, which right shall be terminated, and excluding the rights and obligations related to a certain joint venture, provided that subject to obtaining the requisite consents these rights will be transferred and if they are not the parties will agree on other arrangements as described in the "Non-Transferable
                                      Assets and Liabilities" section, below.

Transferred Liabilities            Each of the following parties shall transfer
                                   or cause to be transferred to the JV the following liabilities (the "Transferred
                                   Liabilities"), which the JV will assume:

         C                         o  all liabilities associated with the
                                      ownership, use and operation of the
                                      Non-cash C Assets, arising on or after
                                      the date of the closing of the
                                      Contribution Agreement of such assets to the JV

         H                         o  up to $18.5 million in debt; and

                                   o  except for liabilities related to
                                      employees, which liabilities are being
                                      dealt with in the "Employee Benefits
                                      Matters" section below, all liabilities
                                      associated with the ownership, use and
                                      operation of the assets contributed by H, arising on or after the date of the closing of the Contribution Agreement of such assets to the JV.

         Holdco                    o  all liabilities of any kind, character or
                                      description (whether known or unknown,
                                      accrued, absolute, contingent or
                                      otherwise) of CH or otherwise related to any of the assets or the business of CH.

                                   For the avoidance of doubt, with respect to the Transferred Liabilities of C and H only, the JV will not assume the following (the "Retained Liabilities"):

                                   o  any liabilities arising out of the real
                                      estate, equipment or rights retained or
                                      transferred to a third party by H (as
                                      shown on Schedule H hereto) or any other assets specifically retained by H or C; and

                                   o any tax liabilities, except as otherwise provided in the "Taxes" section of this Annex, with respect to pre-Closing tax periods or resulting from any transfers required by the Contribution Agreement.

Non-Transferable Assets            If any assets, contracts, rights, benefits
and Liabilities                    or liabilities of CH intended to be
                                   contributed or transferred hereunder require any third party or governmental consent to be so contributed or transferred to the JV, each of Holdco and the JV will use their best efforts to obtain all such consents necessary to cause the contribution or transfer of all such assets, contracts, rights, benefits or liabilities to the JV.
                                   If such consents are not obtained, the
                                   parties will, at the JV's expense, cooperate in a mutually agreeable arrangement under which the JV would obtain the rights and benefits and assume the obligations and liabilities thereunder in accordance with the Contribution Agreement. The JV will indemnify and otherwise make whole each of the parties for any claims, obligations and liabilities (including all costs and expenses incurred in connection therewith) arising under any such assets, contracts, rights, benefits or liabilities.

Employee Benefits Matters          The JV will assume all liabilities
                                   associated with the current and former
                                   employees of CH.

                                   The JV will assume only the accrued but
                                   unused vacation and sick leave obligations of the current employees of Quintessa vineyard and winery who are employed by the JV after the closing of the Contribution Agreement.

Representations and Warranties     Holdco will cause the assets and liabilities
                                   of CH to be transferred to the JV on an "as is, where is" basis.

                                   Holdco will make the following
                                   representations and warranties for the
                                   benefit of the JV:

                                   o  corporate existence, power and due
                                      authorization of Holdco to enter into
                                      Contribution Agreement.

                                   C and H will make the following
                                   representations and warranties for the
                                   benefit of the JV, as of the date hereof and as of the closing of the Contribution Agreement (knowledge and materiality qualifiers to be reviewed by the parties):

                                   o  corporate existence, power and due
                                      authorization
                                      of such party;

                                   o  non-contravention of all material
                                      agreements relating to the Contributed
                                      Assets of such party;

                                   o  no consents required from third parties
                                      with respect to the transfer of
                                      Contributed Assets to the JV or the
                                      assumption of the Transferred Liabilities by the JV (with exception of H's transferred debt);

                                   o  each such party has good title to, and
                                      upon closing of the Contribution
                                      Agreement, the JV will have good title
                                      to, or in the case of any leased real
                                      property or personal property has valid
                                      leasehold interests in, and upon
                                      contribution the JV will have valid
                                      leasehold interests in, all Contributed
                                      Assets. Each of the Contributed Assets
                                      shall be free of any mortgage, lien,
                                      pledge, charge, security interest or
                                      encumbrance (collectively, "Liens"), with the exception of:

                                        o  Liens disclosed in the financial
                                           statements of such party or as a
                                           matter of public record set forth
                                           specifically in the Contribution
                                           Agreement;

                                        o  Liens for taxes, assessments and
                                           similar charges that are not yet
                                           due; and

                                        o  mechanic's, materialman's,
                                           carrier's, repairer's and other
                                           similar Liens arising or incurred in
                                           the ordinary course of business or
                                           that are not yet due and payable.

                                   o each such party has contributed to the JV all such rights, privileges, property and assets as are required to operate the business or activities related to such party's Contributed Assets in the ordinary course of business consistent with past practices of such party;

                                   o  all of such party's inventories arising
                                      from or otherwise relating to the
                                      Contributed Assets are owned free and
                                      clear of all Liens. All such inventories consist of items of a quality usable or saleable in the normal course of business consistent with past practices of such party and are and will be in quantities sufficient for the normal operation of the business of the JV;

                                   o all accounts receivable contributed by a party will, at the closing of the Contribution Agreement, be valid, genuine and fully collectible in the aggregate amount thereof, subject to reasonable and customary reserves for doubtful accounts;

                                   o the intellectual property contributed by a party is not, and upon contribution shall not be, subject to any outstanding judgment, injunction, order, decree or agreement restricting the use thereof by the JV or restricting the licensing thereof by the JV to any person;

                                   o  all intercompany arrangements and
                                      accounts relating to such party's
                                      Contributed Assets (other than as
                                      specifically disclosed in the
                                      Contribution Agreement) have been
                                      terminated prior to the Closing of the
                                      Contribution Agreement;

                                   o  none of such party's Contributed Assets
                                      are bound by any material contracts
                                      (other than as specifically disclosed in the Contribution Agreement);

                                   o  no material litigation affecting such
                                      party's Contributed Assets;

                                   o  compliance with laws, regulations and
                                      court orders;

                                   o no undisclosed material liabilities with respect to such party's Contributed Assets;

                                   o  employee and employee benefit matters
                                      with respect to such party's Contributed
                                      Assets; and

                                   o  environmental and tax matters.

Covenants                          The following parties will make the
                                   following covenants:

                                   o  From the date of the Contribution
                                      Agreement until the closing of the
                                      Contribution Agreement, C and H shall
                                      conduct all business in connection with
                                      their Contributed Assets in the ordinary course and shall use their reasonable best efforts to preserve intact the relationships with third parties and, in the case of H, to keep available the services of the present employees. C and H will not commit or agree to commit any action that would make any representation or warranty of such party under the Contribution Agreement untrue, or omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

                                   o  H and C will continue to maintain
                                      insurance coverage through the closing of the Contribution Agreement, at levels consistent with past practices, with respect to such party's Contributed Assets.

Closing Conditions                 The obligations of each party to consummate
                                   the contribution contemplated hereby are subject only to the following conditions:

                                   o  receipt of all requisite antitrust
                                      approvals in the U.S.;

                                   o the consummation of the merger of Holdco into CH;

                                   o the execution of all agreements described in the Commitment Letter (including the Annexes thereto) and the satisfaction of all conditions to all such agreements set forth in the agreements or the Commitment Letter by all requisite parties; and

                                   o the absence of any injunctions preventing the consummation of the transactions contemplated hereby.

Termination                        The Contribution Agreement may be
                                   terminated:

                                   o by any party if any closing condition is incapable of being satisfied, provided that the party seeking to terminate is not responsible for such condition not being satisfied.

Indemnification                    The parties and the JV shall indemnify one
                                   another as follows:

         JV The JV will indemnify each of C, H and Holdco against any damages arising out of the Transferred Liabilities and will indemnify CH for any other liabilities arising from the business of CH whether prior to or after the closing of the Contribution Agreement.

         C and H Each of C and H will indemnify the JV against any damages arising out of liabilities not expressly assumed by the JV and any material misrepresentations by such party.

                                   D will indemnify the JV with respect to 49% of any damages suffered by the JV as a result of the existence of any liability of CH in existence as of the closing of the Contribution Agreement not either publicly disclosed, provided for in the financial statements of CH, arising out of any agreements or arrangements which are publicly disclosed or available, or which have otherwise been disclosed to C, H or the JV in writing.

                                   D's obligations under the indemnity will be subject to a deductible of $2,000,000 and a cap of $10,000,000 and will expire 12 months from the closing of the Contribution Agreement.

         Limitations regarding     The indemnity for material
         Misrepresentations        misrepresentations shall survive for 12
                                   months from the Closing and be subject to an individual deductible of $1,000,000 in connection with H's indemnity and $500,000 in connection with C's indemnity.

                                   Neither C nor H shall be required to
                                   indemnify the JV in an amount greater than $10,000,000.

Prepaid Expenses                   So as to provide the benefits and burdens of
                                   the 2004 harvests from the contributed H and C vineyards, all vineyard expenses shall be apportioned between the respective contributing parties and the JV, based on the number of days included in the period up to and including the last day of the month succeeding the 2004 harvest on the one hand, and the number of days following such date during such growing period on the other hand. Similarly expenses related to the production of the 2004 vintage wines being contributed by H will be apportioned as of the same date.

Taxes All real property taxes, personal property taxes and similar ad valorem obligations levied with respect to the Contributed Assets of C and H for a taxable period which includes (but does not end on) the date of the Contribution Agreement shall be apportioned, based on the number of days included in the period up to and including the last day of the month succeeding the 2004 harvest on the one hand, and the number of days following such date during such taxable period on the other hand, between the respective party contributing such assets and the JV.

                                   All excise, sales, use, value added,
                                   registration, stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar taxes, levies, charges and fees incurred in connection with the transactions contemplated by the Contribution Agreement shall be borne by the JV.

Debt The JV shall use its best efforts to negotiate, and shall bear all costs and expenses in connection with any negotiations, with CH's creditors to assign all of CH's debt instruments (including all private placement notes and bank credit agreements) to the JV. In the event that such debt instruments cannot be assigned, the JV shall, at its own cost and expense and for its own account, cause all necessary actions to be taken to discharge all of CH's obligations, including principal, interest, penalties and all costs and expenses in connection therewith, under such debt instruments.

                                   All costs and expenses in connection with the negotiation or refinancing of H's debt in connection with this Contribution Agreement shall be borne pro rata by the JV and H according to the following formula:

                                     o  the JV will pay the percentage of such
                                        costs that corresponds to the
                                        percentage of the value of all debt
                                        that is to be contributed by H to the
                                        JV; and

                                     o  H will pay the percentage of such
                                        costs that corresponds to the
                                        percentage of the value of all debt
                                        that is retained by H,

                                   except that all costs and expenses incurred in connection with the division of the debt collateral between the Contributed Assets and the assets to be retained by H shall be borne by H.

Other Tax Matters                  For tax purposes, (i) the contributions of
                                   assets and liabilities by C and H are
                                   intended to be treated as contributions
                                   described in Section 721 of the Internal
                                   Revenue Code of 1986, as amended (the
                                   "Code"), and (ii) the contribution of assets and liabilities by Holdco (through CH) are intended to be treated as (x) in part a contribution by CH of its assets to JV under Section

                                   721 of the Code, and (y) in part a sale by CH of its assets to JV under Section 707 of the Code. Notwithstanding the foregoing, there is no intention for the JV to indemnify any party other than to indemnify CH, for tax liabilities arising out of such party's contribution.

                                   The parties will negotiate in good faith to agree the fair market values of the specific categories of assets contributed by C, H and Holdco as of the closing of the Contribution Agreement.

Governing Law; Jurisdiction        New York

                                   SCHEDULE C
                          (To Contribution Term Sheet)

                            Contributed Assets of C

See the following as attached:

1.  Deed for Oakville Vineyard
2.  Equipment List

                                                1999-0018240
      FIRST AMERICAN TITLE         Recorded Official        REC FEE 16.00
        COMPANY OF NAPA                Records              PCOR FEE 20.00
                                      County of
RECORDING REQUESTED BY                  NAPA                SS
AND WHEN RECORDED MAIL TO            JOHN TUTEUR            Page 1 of 4
                                       Recorder

Farella Braun & Martel LLP
899 Adams Street, Suite G           02:25PM 04-Jun-
St. Helena, CA  94574                     1999
ATTN.: Jeffrey P. Newman, Esq.
117008-F
APN: 031-080-009,031-080-027        See separate declaration for transfer tax.

                                   GRANT DEED


By this instrument dated June 4, 1999, for a valuable consideration,

                ECKES PROPERTY, INC., a California corporation,

By GRANTS to

                SCV-EPI VINEYARDS, INC., a New York corporation;

The Real Property in the State of California, County of Napa

         described in Exhibit A attached hereto and made a part hereof

                                           ECKES PROPERTY, INC.,
                                           a California corporation

                                           By: /s/ William Skowronski
                                               ---------------------------------
                                               William Skowronski, Secretary

DOCUMENTARY TAX
DECLARATION FILED

Documentary Transfer Tax $_________________
Computed on full value of Property Conveyed, or
Computed on full value less liens & encumbrances
remaining thereon time of sale.
/s/
------------------------------------------------
Signature of declarant or agent determining tax

                         CERTIFICATE OF ACKNOWLEDGMENT


STATE OF CALIFORNIA        )
                           )
COUNTY OF SAN FRANCISCO    )

On June 3, 1999 before me, Cornelia M. Bell, Notary Public, personally appeared William Skowronski

[ ] personally known to me, OR   [X] proved to me on the basis of satisfactory
                                     evidence to be the person whose name is
                                     subscribed to the within instrument and
                                     acknowledged to me that he executed the
            [SEAL] same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

                                          WITNESS my hand and
                                      official seal

                                          Signature /s/ Cornelia M. Bell
                                                    ----------------------------

                                   EXHIBIT A
                              (Legal Description)

The land referred to herein is situated in the State of California, County of Napa and is described as follows:

BEING Lots 17, 18, 19 and 20 in Block D and a portion of the lands of J.M. Mayfield as shown on the map entitled, "Map of the Subdivision of the Caymus Grant in Napa County, California", recorded January 2, 1874 and filed in Book 1 of Maps at page 81 in the office of the Napa County Recorder, described as follows:

BEGINNING at a 3/4" iron pipe on the Southeasterly line of the Oakville Cross Road at the most Northerly corner of Parcel 1, as said parcel is shown on map No. 2384 entitled, "Parcel Map of the Lands of Raymond T. Duncan", recorded May 25, 1973 and filed in Book 5 of Parcel Maps at page 28 in said Recorders Office; thence North 60 degrees 02' 55" East along said Southeasterly line of said Oakville Cross Road 251.93 feet to a 3/4" iron pipe; thence South 35 degrees East 1799.89 feet to a 3/4" iron pipe on the Northwesterly line of Lot 17 of said Caymus Grant; thence along said Northwesterly line of said Lot 17, North 59 degrees 50' East 1530.52 feet to a 6" x 6" Redwood stake on the Westerly line of the County road known as "Middle Valley Road" as shown on said map of said Caymus Grant, from which the remnants of a large oak stump bears South 26" East 44.2 feet; thence along the Westerly line of said "Middle Valley Road" South 22 degrees 20' 35" East 1885.90 feet to a 3/4" iron pipe at the most Easterly corner of Lot 20 of said Caymus Grant; thence South 52 degrees 35' 10" West along the Southeasterly line of said Lot 20 and Lot 19 of said Caymus Grant 3784.03 feet to the center of the Napa River, thence up the center of the Napa River, North 85 degrees 50" West 13.16 feet, North 81 degrees 29' West 93.9 feet, North 64 degrees 43' West 88.5 feet, North 41 degrees 42' West
79.9 feet North 56 degrees 38' West 125.9 feet, North 85 degrees 28' West 135.7 feet, North 89 degrees 06' West 100.7 feet, North 71 degrees 42' West 96.4 feet, South 71 degrees 33' West 115.3 feet, South 78 degrees 46' West 158.1 feet, North 50 degrees 12' West 96.1 feet, North 50 degrees 18' West 87.7 feet, North 29 degrees 44' West 136.1 feet, North 11 degrees 50' West 102.0 feet, North 15 degrees 20' West 147.0 feet, North 38 degrees 04' East 124.5 feet, North 5 degrees 13' East 100.4 feet, North 5 degrees 36' West 97.7 feet, North 44 degrees 56' West 94.0 feet, North 39 degrees 32' West 72.0 feet, North 26 degrees 21' West 130.9 feet, North 33 degrees 18' West 112.6 feet, North 60 degrees 13' West 79.6 feet, North 72 degrees 07' West 80.5 feet, North 40 degrees 51' West 149.6 feet, North 19 degrees 41' West 103.2 feet, North 58 degrees 30' West 75.8 feet, North 89 degrees 07' West 99.4 feet and North 74 degrees 03' West 103.87 feet to the Northwesterly line of Lot 18 of said Caymus Grant; thence along said Northwesterly line of said Lot 18, North 59 degrees 50' East 894.19 feet to a 1 1/4" iron pipe at the most Easterly corner of the
26.49 acre tract of land shown on map number 426 entitled, "Record of Survey Map of the Lands of Peter Del Bondio", recorded September 1, 1959 and filed in Book 5 of Surveys at page 4 in said Recorders Office; thence along the Northeasterly line of said 26.49 acre tract, North 34 degrees 57' 36" West 1808.92 feet to a 1 1/4" iron pipe at the most Northerly corner of said 26.49 acre tract on the Southeasterly line of said Oakville Cross Road; thence along the Southeasterly line of said road, North 60 degrees 02' 55" East 968.40 feet to a 3/4" iron pipe that replaces the 1 1/4" iron pipe at the most Westerly corner of Parcel B shown on map number 1539 entitled, "Record of Survey Map of the lands of Barry
N. Harding et ux", recorded August 15, 1966 and filed in Book 15 of Surveys at page 21 in said Recorders Office; thence along the Southwesterly line of said Parcel B, South 34 degrees 57' 08" East 1805.25 feet to a 3/4" iron pipe on the Northwesterly line of said Lot 18; thence along the Northwesterly line of said Lot 18 and said Lot 17, North 59 degrees 50' East 970.82 feet to a 3/4" iron pipe on the Southwesterly line of the "Remaining Lands of Duncan", as shown on said map number 2384; thence along said Southwesterly line of Duncan, North 35 degrees West 1566.99 feet to a 3/4" iron pipe at the most Southerly corner of said Parcel 1 shown on said map number 2384; thence along the Southeasterly and Northeasterly lines of said Parcel 1, North 60 degrees 02' 55" East 232.87 feet to a 3/4" iron pipe and North 35 degrees West 234.73 feet to the point of beginning.

EXCEPTING THEREFROM that certain Parcel conveyed to Raymond T. Duncan by Deed recorded November 25, 1980 in Book 1184 at page 479 of Official Records of Napa County

APNs 031-080-009 and 031-080-027

                                                                          Est     Rem
     Class        AcqDate     Asset#              Description             Life    Life    Svc Date
    -------      ---------   --------   -------------------------------- ------  ------  ----------
       B          7/1/1982   F1-00464   STEEL BLDG FOUNDATION              480    234     7/1/1992
       B          5/1/1992   F1-00828   IMPRV - SHOP                       120     -      5/1/1992
       B          6/1/1992   F1-00827   IMPRV - OFFICE                     120     -      6/1/1992
       B          6/1/1992   F1-00829   IMPRV - TOWER                      120     -      6/1/1992
       B          9/1/1992   F1-00826   IMPRV - HOUSE                      120     -      9/1/1992
       B         10/31/1998  F1-01542   OAKVILLE OFFICE ROOF               480    426    10/31/1998
       B         12/1/2001   F1-02181   Oakville Vyd Office Buildout       396    378     12/1/2001
       B          3/1/2002    F-02308   Oakville House Remodel 01          396    366    12/31/2000
       B          3/1/2002    F-02312   Oakville House Remodel 01          396    366     2/28/2001
       B          3/1/2002    F-02314   Oakville House Remodel 02          396    378     5/30/2001
       B         3/21/2002    F-02195   Oakville house-professional svcs   480    474     3/21/2002
       B         12/31/2002   F-02307   Oakville House Remodel 01          396    366    12/31/2000
       B         1/31/2003    F-02300   Oakville House-interior design     480    474     1/31/2003
       B         1/31/2003    F-02309   Oakville House Remodel 01          396    366     1/31/2001
       B         1/31/2003    F-02310   Oakville House Remodel 01          396    366     1/31/2001
       B         1/31/2003    F-02311   Oakville House Remodel 01          396    366     1/31/2001
    B TOTAL
      FE         3/31/1998   F1-01540   OAKVILLE OFFICE FURN               120     66     3/31/1998
      FE         1/31/2003    F-02196   Oakville House Furn                120    114     1/31/2003
   FE TOTAL
      LI          1/1/1992   F1-00832   514 SOIL PREP                      120     -      1/1/1992
      LI          1/1/1992   F1-00833   514 OTHER - DEVEL.                 120     -      1/1/1992
      LI          1/1/1992   F1-00837   515C SOIL PREP                     120     -      1/1/1992
      LI          1/1/1992   F1-00838   515C OTHER - DEVEL.                120     -      1/1/1992
      LI          5/1/1992   F1-00824   REFURBISH WELL BL560               120     -      5/1/1992
      LI          1/1/1993   F1-00960   BLK 550 FOIL PREP                  120     -      1/1/1993
      LI          1/1/1993   F1-00965   BLK 555 SOIL PREP                  120     -      1/1/1993
      LI          1/1/1994   F1-01076   551 SOIL PREP                      120     6      1/1/1994
      LI          1/1/1994   F1-01081   565 SOIL PREP                      120     6      1/1/1994
      LI          1/1/1995   F1-01218   516 SOIL PREP                      120     18     1/1/1995
      LI          1/1/1995   F1-01222   519 SOIL PREP                      120     18     1/1/1995
      LI          1/1/1995   F1-01229   531 SOIL PREP                      120     18     1/1/1995
      LI          1/1/1995   F1-01233   546 SOIL PREP                      120     18     1/1/1995
      LI          1/1/1996   F1-01387   505 SOIL PREP                      120     30     1/1/1996
      LI          1/1/1997   F1-01460   526 SOIL PREP                      120     42     1/1/1997
      LI          1/1/1997   F1-01465   532 SOIL PREP                      120     42     1/1/1997
      LI          1/1/1998   F1-01602   501 SOIL PREP                      120     54     1/1/1998
      LI          1/1/1998   F1-01607   510 SOIL PREP                      120     54     1/1/1998
      LI          1/1/1998   F1-01612   511 SOIL PREP                      120     54     1/1/1998
      LI          1/1/1998   F1-01614   511 DRAINAGE                       120     54     1/1/1998
      LI          1/1/1998   F1-01621   517 SOIL PREP                      120     54     1/1/1998
      LI          1/1/1998   F1-01623   517 DRAINAGE                       120     54     1/1/1998
      LI          1/1/1998   F1-01627   518 SOIL PREP                      120     54     1/1/1998
      LI          1/1/1998   F1-01632   519 SOIL PREP                      120     54     1/1/1998
      LI          1/1/1998   F1-01637   599 DRAINAGE                       120     54     1/1/1998
      LI         4/30/1998   F1-01543   OAKVILLE RESERVOIR                 240    186     4/30/1998
   LI TOTAL
      ME          7/1/1994   F1-01043   OAKVILLE DECK/TRELIS               60      -      7/1/1994
      ME         7/31/1998   F1-01541   AIR CONDITIONER                    120     6      7/31/1998
      ME         2/28/2002   F1-02155   Well Filter-Oakville               120    102     2/28/2002
      ME         2/28/2002   F1-02183   Septic Tank                        120    102     2/28/2002
   ME TOTAL
       T          3/1/1992   F1-00820   KUBOTA TRACTOR                     120     -      3/1/1992
       T          3/1/1997   F1-01432   FORD 4430 TRACTOR - 1              120     54     3/1/1997
       T         5/31/1999   F1-01687   KUBOTA TRACTOR                     120     78     5/31/1999
    T TOTAL
       V          1/1/1990   F1-00698   BLOCK 519                          120     -      1/1/1990
       V          1/1/1990   F1-00699   BLOCK 517                          120     -      1/1/1990
       V          1/1/1991   F1-00742   513A VINES                         240     90     1/1/1991
       V          1/1/1992   F1-00834   514 VINES                          240    102     1/1/1992
       V          1/1/1992   F1-00839   515C VINES                         240    102     1/1/1992
       V          1/1/1993   F1-00962   BLK 550 VINES                      240    114     1/1/1993
       V          1/1/1993   F1-00967   BLK 555 VINES                      240    114     1/1/1993

                                                                          Est     Rem
     Class        AcqDate     Asset#              Description             Life    Life    Svc Date
    -------      ---------   --------   -------------------------------- ------  ------  ----------
       V          1/1/1994   F1-01073   555 VINES                          240    126     1/1/1994
       V          1/1/1994   F1-01078   551 VINES                          240    126     1/1/1994
       V          1/1/1994   F1-01083   565 VINES                          240    126     1/1/1994
       V          1/1/1994   F1-01087   535 VINES                          240    126     1/1/1994
       V          1/1/1995   F1-01236   516 VINES                          240    138     1/1/1995
       V          1/1/1995   F1-01237   519 VINES                          240    138     1/1/1995
       V          1/1/1995   F1-01238   546 VINES                          240    138     1/1/1995
       V          1/1/1995   F1-01239   530 VINES                          240    138     1/1/1995
       V          1/1/1996   F1-01391   505 VINES                          240    150     1/1/1996
       V          1/1/1996   F1-01392   516 VINES                          240    150     1/1/1996
       V          1/1/1997   F1-01463   526 VINES                          240    162     1/1/1997
       V          1/1/1997   F1-01468   532 VINES                          240    162     1/1/1997
       V          1/1/1998   F1-01601   501 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01606   510 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01611   511 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01617   516 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01620   517 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01626   518 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01631   519 VINES                          240    174     1/1/1998
       V          1/1/1998   F1-01636   599 VINES                          240    174     1/1/1998
    V TOTAL
      VE          4/1/1989   F1-00594   BLK 517N EXP TRELLIS               144     -      4/1/1989
      VE          4/1/1989   F1-00595   BLK 511 EXP TRELLIS                144     -      4/1/1989
      VE          5/1/1990   F1-00688   VALLEY TOWN DUSTER                 120     -      5/1/1990
      VE          1/1/1991   F1-00743   513A SPRINKLER                     120     -      1/1/1991
      VE          1/1/1991   F1-00744   513A TRELLIS                       120     -      1/1/1991
      VE          7/1/1991   F1-00736   CANE CUTTERS                       120     -      7/1/1991
      VE          1/1/1992   F1-00830   514 TRELLIS                        120     -      1/1/1992
      VE          1/1/1992   F1-00831   514 SPRINKLER                      120     -      1/1/1992
      VE          1/1/1992   F1-00835   515C TRELLIS                       120     -      1/1/1992
      VE          1/1/1992   F1-00836   515C SPRINKLER                     120     -      1/1/1992
      VE          3/1/1992   F1-00819   DOMRIES WHEEL DISC                 120     -      3/1/1992
      VE          5/1/1992   F1-00821   300 GAL - SPRAYER                  120     -      5/1/1992
      VE          1/1/1993   F1-00958   BLK 550 SPRINKLER                  120     -      1/1/1993
      VE          1/1/1993   F1-00959   BLK 550 TRELLIS                    120     -      1/1/1993
      VE          1/1/1993   F1-00961   BLK 550 OTHER                      120     -      1/1/1993
      VE          1/1/1993   F1-00963   BLK 555 SPRINKLER                  120     -      1/1/1993
      VE          1/1/1993   F1-00964   BLK 555 TRELLIS                    120     -      1/1/1993
      VE          1/1/1993   F1-00966   BLK 555 OTHER                      120     -      1/1/1993
      VE          1/1/1994   F1-01071   550 TRELLIS                        120     6      1/1/1994
      VE          1/1/1994   F1-01072   555 TRELLIS                        120     6      1/1/1994
      VE          1/1/1994   F1-01074   551 TRELLIS                        120     6      1/1/1994
      VE          1/1/1994   F1-01075   551 SPRINKLER                      120     6      1/1/1994
      VE          1/1/1994   F1-01077   551 OTHER DEVEL                    120     6      1/1/1994
      VE          1/1/1994   F1-01079   565 TRELLIS                        120     6      1/1/1994
      VE          1/1/1994   F1-01080   565 SPRINKLER                      120     6      1/1/1994
      VE          1/1/1994   F1-01082   565 OTHER DEVEL                    120     6      1/1/1994
      VE          1/1/1994   F1-01084   535 TRELLIS                        120     6      1/1/1994
      VE          1/1/1994   F1-01085   535 SPRINKLER                      120     6      1/1/1994
      VE          1/1/1994   F1-01086   535 OTHER DEVEL                    120     6      1/1/1994
      VE          1/1/1995   F1-01219   516 SPRINKLER                      120     18     1/1/1995
      VE          1/1/1995   F1-01220   516 TRELLIS                        120     18     1/1/1995
      VE          1/1/1995   F1-01221   516 OTHER                          120     18     1/1/1995
      VE          1/1/1995   F1-01223   519 OTHER                          120     18     1/1/1995
      VE          1/1/1995   F1-01227   530 OTHER                          120     18     1/1/1995
      VE          1/1/1995   F1-01228   531 OTHER                          120     18     1/1/1995
      VE          1/1/1995   F1-01230   531 SPRINKLER                      120     18     1/1/1995
      VE          1/1/1995   F1-01231   531 TRELLIS                        120     18     1/1/1995
      VE          1/1/1995   F1-01232   546 OTHER                          120     18     1/1/1995
      VE          1/1/1995   F1-01234   546 TRELLIS                        120     18     1/1/1995
      VE          1/1/1995   F1-01235   546 SPRINKLER                      120     18     1/1/1995
      VE          1/1/1996   F1-01386   505 OTHER                          120     30     1/1/1996
      VE          1/1/1996   F1-01388   505 SPRINKLER                      120     30     1/1/1996
      VE          1/1/1996   F1-01389   505 TRELLIS                        120     30     1/1/1996
      VE          1/1/1996   F1-01390   516 OTHER                          120     30     1/1/1996

                                                                          Est     Rem
     Class        AcqDate     Asset#              Description             Life    Life    Svc Date
    -------      ---------   --------   -------------------------------- ------  ------  ----------
      VE          1/1/1996   F1-01397   546 OTHER                          120     30     1/1/1996
      VE          1/1/1997   F1-01458   505 OTHER                          120     42     1/1/1997
      VE          1/1/1997   F1-01459   526 OTHER                          120     42     1/1/1997
      VE          1/1/1997   F1-01461   526 SPRINKLER                      120     42     1/1/1997
      VE          1/1/1997   F1-01462   526 TRELLIS                        120     42     1/1/1997
      VE          1/1/1997   F1-01464   532 OTHER                          120     42     1/1/1997
      VE          1/1/1997   F1-01466   532 SPRINKLER                      120     42     1/1/1997
      VE          1/1/1997   F1-01467   532 TRELLIS                        120     42     1/1/1997
      VE          6/1/1997   F1-01431   GEARMORE SPRAYER                   120     54     6/1/1997
      VE          1/1/1998   F1-01603   501 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01604   501 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01605   501 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01608   510 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01609   510 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01610   510 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01613   511 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01615   511 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01616   511 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01618   516 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01619   516 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01622   517 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01624   517 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01625   517 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01628   518 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01629   518 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01630   518 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01633   519 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01634   519 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01635   519 OTHER                          120     54     1/1/1998
      VE          1/1/1998   F1-01638   599 SPRINKLER                      120     54     1/1/1998
      VE          1/1/1998   F1-01639   599 TRELLIS                        120     54     1/1/1998
      VE          1/1/1998   F1-01640   599 OTHER                          120     54     1/1/1998
      VE         4/30/1999   F1-01686   AIR CONDITIONER                    60      18     4/30/1999
      VE         5/31/1999   F1-01689   WEATHER STATION                    84      42     5/31/1999
      VE          6/7/2001   F1-02034   2001 Honda ATV TRX 500             60      42     6/7/2001
      VE          6/7/2001   F1-02035   2001 Honda ATV TRX 500             50      42     6/7/2001
      VE         6/22/2001   F1-02023   Gearmore S420 Sulfer Duster        120    102     6/22/2001
   VE TOTAL
       L          6/4/1999    E-00004   Oakville land                       -      -      6/4/1999
    L TOTAL
     GRAND
     TOTAL

                                   SCHEDULE H
                          (To Contribution Term Sheet)

                             Contributed Assets of H

See the following as attached:

1. Site Map
2. List of Retained Parcels
3. Equipment List
4. Schedule of Additional Contributed Assets and Retained Assets

                              Quintessa Parcel Map

                               [GRAPHIC OMITTED]

                       Huneeus Vintners Land Contribution

         Parcel #          Total Acreage      Plantable Acreage

 1  030-060-053                 7.28                5.175
---------------------------------------------------------------
 2  030-060-052                 7.36                    0          Retained
 3  030-060-051                 6.42                    0          Retained
 4  030-060-050                   12                    0          Retained
---------------------------------------------------------------
 5  030-060-054                55.39               46.815
 6  030-060-049                46.27               34.427
 7  030-060-059                 52.1                28.77
 8  030-060-055                 45.8                34.61
 9  030-060-056(060)               8                 5.76
---------------------------------------------------------------
10  030-060-057                 7.46                1.433          Retained
---------------------------------------------------------------
11  030-060-058(061)            18.1                8.191

    Total                     266.18              165.181

    Total (Less Retained)     232.94              163.748

Rights to build residences on contributed parcels are not being contributed.

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
66       Barrels              100 Demptos Barrels                           10/1/2002       60,000.00      52,222.23        7,777.77
67       Barrels              100 Saury Barrel                              10/1/2002       59,100.00      51,438.89        7,661.11
68       Barrels              103 Seguin Moreau Barrels                     10/1/2002       65,718.00      57,198.94        8,519.06
69       Barrels              97 Artisan Barrels                            10/1/2002       56,822.00      49,456.06        7,365.94
71       Barrels              60 Nadalie Barrels                            10/1/2002       38,450.00      33,465.83        4,984.17
72       Barrels              100 Sylvain Barrels                           10/1/2002       64,007.00      55,709.81        8,297.19
70       Barrels              140 Raddoux Barrels                           10/1/2002       97,659.66      84,999.94       12,659.72
197      Barrels              329 Barrels                                   7/31/2003      223,257.23     161,241.34       62,015.89
198      Barrels              10 Francois Frerer Barrels                    8/22/2003        7,292.25       5,266.63        2,025.62
224      Barrels              80 Nadalie Barrels                            8/31/2003       54,902.02      39,651.46       15,250.56
225      Barrels              10 Tarasund Barrels                           8/31/2003        7,863.57       5,679.25        2,184.32
201      Barrels              100 Tonnellerie Sylvain barrels               9/30/2003       71,706.96      51,788.36       19,918.60
202      Barrels              100 Tonnellerie Demptos barrels               9/30/2003       68,737.50      49,643.75       19,093.75
203      Barrels              40 Tonnellerie Randoux barrels                9/30/2003       31,577.46      22,805.94        8,771.52
204      Barrels              4 Tonnellerie Berger barrels                  9/30/2003        2,881.48       2,081.07          800.41
205      Barrels              10 Redmond barrels                            9/30/2003        7,673.08       5,541.67        2,131.41
41       Buildings - Admin    Entrance Sign                                  8/1/2002       18,301.00       7,622.09       10,678.91
226      Buildings - Admin    Interior Design                                3/1/2003       78,008.06       1,500.15       76,507.91
216      Buildings - Admin    Winery Building - Admin Office                 3/1/2003    2,905,899.40      77,614.84    2,828,284.56
1        Building - Cellar    Winery Building                                9/1/2002   14,098,360.00     557,306.51   13,541,053.49
2        Building - Cellar    Pump House                                     9/1/2002       13,009.00         513.96       12,495.04
3        Building - Cellar    Caves                                          9/1/2002    2,116,386.00   1,183,352.36      933,033.64
215      Building - Cellar    Caves                                         7/31/2003       24,128.90      13,934.13       10,194.77
218      Building - Cellar    Winery Building                               7/31/2003      362,631.24       6,418.01      356,213.23
12       Buildings            Foreman's House                               5/15/1990       30,175.00      16,596.75       13,578.25
13       Buildings            Barn                                          5/15/1990      124,702.00      68,586.10       56,115.90
14       Buildings            Machine Storage Shed                          5/15/1990       28,932.00      15,911.60       13,020.40
15       Buildings            Open Shed                                     5/15/1990       21,688.00      11,928.40        9,759.60
24       Buildings            Fence - Entrance                              5/15/1990        1,509.00       1,037.31          471.69
23       Buildings            Septic System                                 9/15/1990        1,373.00         944.81          428.19
26       Buildings            Domestic Waterline                             1/1/1991          430.00         273.87          156.13
25       Buildings            Telephone Lines                                8/1/1991          564.00         358.25          205.75
16       Buildings            Foreman House - Ins                           11/1/1991          853.00         434.65          418.35
17       Buildings            Barn Slab                                      9/1/1992        6,568.00       3,858.50        2,709.50
18       Buildings            Foreman's House Repairs                        9/1/1993       22,183.00      10,002.15       12,180.85
19       Buildings            Barn-Repairs                                   9/1/1993       17,753.00       7,706.65       10,046.35
120      Buildings            Garage and Tractor Shed                       4/12/1995        2,454.00         563.65        1,890.35

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
131      Buildings            Deck                                          8/31/1996        6,076.00       1,188.75        4,887.25
136      Buildings            Entrance Gate                                 2/14/1997        6,692.00       6,529.33          162.67
135      Buildings            Platform                                      6/30/1997        9,668.00       1,683.87        7,984.13
147      Buildings            Pump Station roof                             11/8/1999       24,821.00       9,736.77       15,084.23
143      Buildings            Building                                      11/30/1999      83,271.00      25,694.73       57,576.27
30       Drainage             Irrigation/Drainage - Blk 1-5                 7/15/1990       50,667.00      50,667.00            0.00
48       Drainage             Irrigation/Drainage - Blk 1-5                 7/15/1990       61,086.00      61,086.00            0.00
97       Drainage             Drainage - Blk 1&5                             1/1/1991          681.00         681.00            0.00
33       Drainage             Drainage - Blk 1&5                             1/1/1991           34.00          34.00            0.00
51       Drainage             Drainage - Blk 1&5                             1/1/1991           67.00          67.00            0.00
31       Drainage             Irrigation/Drainage                           6/15/1991       25,431.00      25,431.00            0.00
49       Drainage             Irrigation/Drainage                           6/15/1991       48,767.00      48,767.00            0.00
37       Equipment            Gas Tank                                      7/15/1990        1,437.00       1,437.00            0.00
46       Equipment            Kubota Tractor                                7/15/1990       29,219.00      29,219.00            0.00
38       Equipment            Diesel Tank                                   8/15/1990        2,395.00       2,395.00            0.00
41       Equipment            Air Compressor                                8/15/1990          483.00         483.00            0.00
42       Equipment            Bench Grinder                                 8/15/1990          208.00         208.00            0.00
43       Equipment            Tool Box                                      8/15/1990          418.00         418.00            0.00
44       Equipment            Torch & Misc Tools                            8/15/1990          518.00         518.00            0.00
40       Equipment            Water Tank                                    9/15/1990        8,107.00       8,107.00            0.00
39       Equipment            Fuel Tank Pad                                 11/15/1990       1,293.00       1,293.00            0.00
45       Equipment            Ford 1920 Tractor                             11/15/1990      12,763.00      12,763.00            0.00
47       Equipment            Water Truck - 1974 Chevy                       4/1/1991       10,108.00      10,108.00            0.00
48       Equipment            Rock Trailer                                   6/1/1991        3,511.00       3,511.00            0.00
20       Equipment            Fuel Pump & Tank                               9/1/1993        4,950.00       2,660.37        2,289.63
138      Equipment            Cultivator                                    4/15/1998       10,484.00       8,878.50        1,605.50
139      Equipment            Mower                                         4/27/1998        3,771.00       3,193.50          577.50
141      Equipment            Fertilizer Stirrer                            4/15/1999        7,014.00       5,080.92        1,933.08
142      Equipment            Weather Station                               4/15/1999       12,651.00       9,164.78        3,486.22
148      Equipment            Chemical Container                            6/11/1999        1,814.00       1,313.86          500.14
149      Equipment            Sprayer                                       6/25/1999        6,961.00       5,042.71        1,918.29
150      Equipment            Domries Disc                                  6/30/1999        5,991.00       4,340.14        1,650.86
151      Equipment            Domries Roller                                6/30/1999        1,809.00       1,310.78          498.22
152      Equipment            Mower                                          7/7/1999        6,971.00       5,050.14        1,920.86
153      Equipment            Harvest Bins & Trailer                        8/26/1999        5,711.00       4,137.28        1,573.72
34       Equipment - Cellar   Well                                           7/1/2002       28,005.00      11,662.88       16,342.12
4        Equipment - Cellar   Density Meter                                  9/1/2002        2,007.00       1,208.50          798.50
5        Equipment - Cellar   TOAD Fluid Distribution                        9/1/2002        1,634.00         983.47          650.53
8        Equipment - Cellar   Winery Software                                9/1/2002       10,560.00       5,221.00        5,339.00
9        Equipment - Cellar   6 Jabsco Impeller pumps                        9/1/2002       47,518.00      28,607.91       18,910.09
15       Equipment - Cellar   Waukesha Pumps                                 9/1/2002       47,410.00      28,542.76       18,867.24

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
16       Equipment - Cellar   Winery Equipment                               9/1/2002        7,804.00       4,698.06        3,105.94
18       Equipment - Cellar   Refrigeration                                  9/1/2002      345,310.00     207,890.72      137,419.28
21       Equipment - Cellar   Tank Vents                                     9/1/2002        4,338.00       2,611.79        1,726.21
23       Equipment - Cellar   Hoses                                          9/1/2002       12,055.00       7,257.28        4,794.72
28       Equipment - Cellar   Pumps                                          9/1/2002       45,106.00      27,155.92       17,950.08
31       Equipment - Cellar   Destemmer Crusher                              9/1/2002       17,655.00      10,628.71        7,026.29
35       Equipment - Cellar   Barrel Washer                                  9/1/2002       11,096.00       6,680.51        4,415.49
38       Equipment - Cellar   1/2 ton harvest bins                           9/1/2002       12,737.00       7,668.39        5,068.61
39       Equipment - Cellar   Stainless Steel tanks                          9/1/2002      489,549.00     294,728.55      194,820.45
40       Equipment - Cellar   Water Filtration System                        9/1/2002       18,420.00      11,089.60        7,330.40
42       Equipment - Cellar   Sorting Table                                  9/1/2002       43,046.00      25,915.72       17,130.28
43       Equipment - Cellar   Winery Equipment                               9/1/2002       62,938.00      37,891.38       25,046.62
45       Equipment - Cellar   Oak Tank Storage                               9/1/2002          225.00         135.13           89.87
46       Equipment - Cellar   Scale                                          9/1/2002        2,716.00       1,635.41        1,080.59
49       Equipment - Cellar   Set Stainless Tanks                            9/1/2002       16,017.00       9,643.09        6,373.91
50       Equipment - Cellar   Fittings                                       9/1/2002        3,170.00       1,908.47        1,261.53
51       Equipment - Cellar   Tank elbows                                    9/1/2002          400.00         240.82          159.18
53       Equipment - Cellar   Oak Tanks                                      9/1/2002      236,812.00     142,570.36       94,241.64
55       Equipment - Cellar   Tables                                         9/1/2002          469.00         580.10          383.90
56       Equipment - Cellar   Catwalk                                        9/1/2002      315,475.00     189,928.50      125,546.50
57       Equipment - Cellar   Stainless Steel wine Lines                     9/1/2002       24,495.00      14,746.66        9,748.34
58       Equipment - Cellar   Aluminum Pedistals                             9/1/2002        3,434.00       2,067.14        1,366.86
63       Equipment - Cellar   Grape Transfer Chutes                          9/1/2002       43,100.00      25,947.96       17,152.04
64       Equipment - Cellar   Misc Fittings                                  9/1/2002        6,284.00       3,782.96        2,501.04
10       Equipment - Cellar   Pumpover Sprinkler                            9/15/2002        2,909.00       1,751.41        1,157.59
11       Equipment - Cellar   Sparge Device & Fittings                      9/15/2002        2,617.00       1,575.74        1,041.26
12       Equipment - Cellar   20 kegs                                       9/15/2002        2,815.00       1,694.42        1,120.58
20       Equipment - Cellar   Solution Dispensing System                    9/15/2002        3,763.00       2,265.28        1,497.72
26       Equipment - Cellar   Radios                                        9/15/2002        4,284.00       2,988.65        1,295.35
30       Equipment - Cellar   Lab Equipment                                 9/15/2002       10,127.00       6,097.07        4,029.93
33       Equipment - Cellar   Forklift                                      9/17/2002       33,272.00      20,030.97       13,241.03
6        Equipment - Cellar   Silicon Bungs                                 10/1/2002        5,334.00       4,642.67          691.33
7        Equipment - Cellar   Chemstat Analyzer                             10/1/2002        7,512.00       4,522.40        2,989.60
13       Equipment - Cellar   SS Tank Conversion                            10/1/2002        1,486.88         895.37          591.51
14       Equipment - Cellar   Cellar Fittings                               10/1/2002        4,264.00       2,566.84        1,697.16
19       Equipment - Cellar   Barrel Racks                                  10/1/2002        8,612.00       5,184.64        3,427.36
22       Equipment - Cellar   Sump carts                                    10/1/2002       14,180.0        8,536.94        5,643.06
24       Equipment - Cellar   Fittings                                      10/1/2002       12,787.00       7,698.50        5,088.50
27       Equipment - Cellar   CO2 Instruments                               10/1/2002        1,452.00         874.03          577.97
29       Equipment - Cellar   Tank signs                                    10/1/2002        1,626.00         979.19          646.81
37       Equipment - Cellar   Basket Press                                  10/1/2002       52,154.00      31,398.57       20,755.43

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
44       Equipment - Cellar   Set Basket press                              10/1/2002          870.00         523.77          346.23
47       Equipment - Cellar   CO2 monitors                                  10/1/2002        3,211.00       1,933.09        1,277.91
52       Equipment - Cellar   Computer                                      10/1/2002        4,115.00       2,870.57        1,244.43
54       Equipment - Cellar   Fittings                                      10/1/2002       23,080.00      13,895.10        9,184.90
59       Equipment - Cellar   Tank Top Grates                               10/1/2002        6,465.00       3,891.87        2,573.13
65       Equipment - Cellar   Racking elbows                                10/1/2002        1,603.00         964.88          638.12
17       Equipment - Cellar   Computer                                      10/9/2002        1,354.00         944.79          409.21
48       Equipment - Cellar   Tank Thermometer                              10/15/2002         964.00         580.10          383.90
60       Equipment - Cellar   Aluminum Hose Racks                           11/1/2002        6,993.00       4,209.88        2,783.12
61       Equipment - Cellar   Bucket Trees                                  11/1/2002        1,293.00         778.24          514.76
62       Equipment - Cellar   Fitting Boards                                11/1/2002        2,983.00       1,795.69        1,187.31
36       Equipment - Cellar   Floor cleaner                                 12/1/2002        1,185.00         713.09          471.91
219      Equipment - Cellar   Pumpover Lines                                3/31/2003       10,675.00       4,727.50        5,947.50
183      Equipment - Cellar   Sump Cart                                     3/31/2003        2,009.54         889.94        1,119.60
184      Equipment - Cellar   Scott Labs Mixer Stand                        3/31/2003        1,441.70         638.47          803.23
185      Equipment - Cellar   Pipe Mixer                                    3/31/2003        4,223.80       1,870.54        2,353.26
186      Equipment - Cellar   Wire Security Cage                            5/22/2003        4,968.00       2,990.94        1,977.06
187      Equipment - Cellar   Bottling Line Filter                          5/30/2003       11,390.27       6,857.41        4,532.86
188      Equipment - Cellar   Scale                                         6/24/2003        1,295.00         779.64          515.36
189      Equipment - Cellar   Ozone Machine                                 8/18/2003       11,313.75       6,811.35        4,502.40
190      Equipment - Cellar   Scale Printer                                 8/18/2003          479.19         306.69          172.50
191      Equipment - Cellar   Grape Press                                   8/22/2003       61,142.74      36,810.43       24,332.31
192      Equipment - Cellar   Dump Trailer                                   9/9/2003        3,600.00       2,167.35        1,432.65
193      Equipment - Cellar   Stainless Steel Tank                          9/22/2003       16,809.00      10,199.70        6,689.30
194      Equipment - Cellar   Bin Dumper                                    9/24/2003       27,739.50      16,700.31       11,039.19
206      Equipment - Cellar   Recirculating Chiller                         9/30/2003        3,158.79       1,901.73        1,257.06
195      Equipment - Cellar   Tank Piping and controls                      10/16/2003       6,451.00       3,883.77        2,567.23
196      Equipment - Cellar   Lab Tables                                    12/31/2003       2,400.00       1,444.90          955.10
94       Equipment - Office   Office Furniture                              9/30/1999       55,366.00      43,475.71       11,890.29
95       Equipment - Office   Vineyard Photos                               9/30/1999        8,582.00       6,738.92        1,843.08
96       Equipment - Office   Office Furniture                               8/1/2000        3,022.00       2,145.82          876.18
97       Equipment - Office   Dell Laptop Computer                           9/1/2000        4,510.00       3,860.50          649.50
101      Equipment - Office   Office Furniture                               1/1/2001        5,715.00       3,394.24        2,320.76
98       Equipment - Office   AutoCad SureTrak Software                      1/4/2001        1,290.00       1,290.00            0.00
99       Equipment - Office   Designjet 500 Printer                          1/4/2001        3,511.00       2,601.10          909.90
100      Equipment - Office   Sony Camcorder                                 1/4/2001        1,637.00       1,212.56          424.44
102      Equipment - Office   Computer Equipment                            1/25/2002        4,495.23       3,135.69        1,359.54
103      Equipment - Office   Dell Computer                                 5/30/2002        1,581.78       1,103.21          478.57
104      Equipment - Office   Dell Computer                                 8/23/2002        2,065.00       1,440.49          624.51
106      Equipment - Office   Dell Computer                                 9/15/2002        1,163.72         811.86          351.86
105      Equipment - Office   Small Business Server                         10/2/2002        1,461.38       1,019.68          441.70

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
107      Equipment - Office   Cisco Router                                  10/15/2002       1,335.67         931.77          403.90
108      Equipment - Office   Computer Equipment                            10/25/2002       2,000.37       1,395.43          604.94
207      Equipment - Office   Furniture from Chile                           1/6/2003       11,972.72       5,302.21        6,670.51
208      Equipment - Office   Furniture from Chile                           1/6/2003       13,960.00       6,182.29        7,777.71
209      Equipment - Office   Office Files & Chairs                          1/6/2003       19,718.85       8,732.64       10,986.21
182      Equipment - Office   4 Tasting Room Tables                          2/4/2003        4,308.35       1,907.99        2,400.36
168      Equipment - Office   Espresso Machine                              3/10/2003        3,026.10       1,500.94        1,525.16
169      Equipment - Office   Retail Sales System                           3/13/2003        6,266.40       3,108.14        3,158.26
170      Equipment - Office   Dell Computer                                 3/24/2003        3,092.05       1,533.67        1,558.38
210      Equipment - Office   Office Shades                                 3/27/2003       10,900.00       4,827.14        6,072.86
171      Equipment - Office   Server                                        3/27/2003          617.69         306.38          311.31
211      Equipment - Office   Winery Sculpture                              3/31/2003       19,841.25       8,786.85       11,054.40
212      Equipment - Office   Retail Room Artwork                           3/31/2003       30,000.00      13,285.72       16,714.28
172      Equipment - Office   Nextel Cellular phones                        3/31/2003          993.99         493.02          500.97
213      Equipment - Office   Light for Retail Room                         3/31/2003          279.36         123.72          155.64
173      Equipment - Office   Retail Register Equipment                      4/1/2003        6,958.16       3,451.25        3,506.91
214      Equipment - Office   Carpet Retail room                            4/22/2003        1,800.00         797.14        1,002.86
174      Equipment - Office   Rug - Tasting Room                            7/29/2003        4,710.00       3,014.40        1,695.60
180      Equipment - Office   Timekeeping Software Web based                7/31/2003        2,520.00       1,575.00          945.00
222      Equipment - Office   Furniture & Antiques - Retail Room            7/31/2003       84,844.17      51,079.66       33,764.51
223      Equipment - Office   Chairs                                        7/31/2003        1,664.19       1,001.92          662.27
175      Equipment - Office   Office Mini Blinds                            8/18/2003        4,250.00       2,558.67        1,691.33
176      Equipment - Office   BBQ                                           8/31/2003        1,494.48         956.47          538.01
177      Equipment - Office   VH Computer                                   8/31/2003        3,880.05       2,483.23        1,396.82
221      Equipment - Office   Metal Planters                                9/15/2003        5,100.00       3,070.41        2,029.59
178      Equipment - Office   G/L Software Upgrade                          11/30/2003       6,301.45       3,938.41        2,363.04
179      Equipment - Office   Upgrade Winery Software                       12/31/2003       2,909.25       1,818.29        1,090.96
232      Equipment - Office   AH Laptop Computer                            1/30/2004        1,960.44       1,029.23          931.21
29       Land                 Total Land                                    5/15/1990    7,448,887.00           0.00    7,448,887.00
54       Land                 Land - Lot Line Split                         5/30/2001      364,637.00           0.00      364,637.00
30       Land                 Land Not Contributed 33.24 Acre @ $27,984per                -930,188.16                    -930,188.16
22       Land Improvements    Rock Wall                                     8/15/1990       10,690.00       7,212.12        3,477.88
99       Land Improvements    Land - Terracing And Grading                  12/31/1990     137,571.00           0.00      137,571.00
35       Land Improvements    Land - Terracing And Grading                  12/31/1990      31,069.00           0.00       31,069.00
53       Land Improvements    Land - Terracing And Grading                  12/31/1990      55,160.00           0.00       55,160.00
21       Land Improvements    Land Additions                                 1/1/1991       52,402.00           0.00       52,402.00
98       Land Improvements    Land Reservoir/Spillway                        1/1/1991       53,257.00           0.00       53,257.00
34       Land Improvements    Land Reservoir/Spillway                        1/1/1991       23,860.00           0.00       23,860.00
52       Land Improvements    Land Reservoir/Spillway                        1/1/1991       42,363.00           0.00       42,363.00
27       Land Improvements    Roads                                          1/1/1992       36,026.00      21,164.62       14,861.38
1        Land Improvements    Roads                                          1/1/1992        8,385.00       4,925.06        3,459.94

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
19       Land Improvements    Roads                                          1/1/1992       13,815.00       8,117.43        5,697.57
28       Land Improvements    Roads                                          7/1/1993        1,475.00         793.18          681.82
2        Land Improvements    Roads                                          7/1/1993          343.00         183.43          159.57
20       Land Improvements    Roads                                          7/1/1993          566.00         303.37          262.63
110      Land Improvements    Landscaping - Clarevale                       7/31/1994       17,354.00       8,403.62        8,950.38
126      Land Improvements    Entrance                                      8/31/1996       20,537.00      11,744.88        8,792.12
129      Land Improvements    Landscaping                                   8/31/1996       63,563.00      36,350.76       27,212.24
130      Land Improvements    Landscaping                                   8/31/1996       82,747.00      47,323.50       35,423.50
127      Land Improvements    Entrance                                      12/21/1996       2,835.00       1,621.26        1,213.74
137      Land Improvements    Roads                                         3/25/1997        6,608.00       3,389.63        3,218.37
140      Land Improvements    Lot Line Engineering Costs                    12/31/1998      22,705.00           0.00       22,705.00
154      Land Improvements    Rock Wall                                     6/30/1999        9,662.00       3,790.64        5,871.36
73       Land Improvements    Landscape                                      9/1/2002      883,795.00     117,839.58      765,955.42
181      Land Improvements    Landscaping                                   3/31/2003      158,521.15      53,963.32      104,584.32
220      Land Improvements    Gate Work                                     5/13/2003       11,690.00       6,276.07        5,413.93
70       Trellis / Irrigation Trellis - Blk 1-5                             7/15/1990       87,709.00      87,709.00            0.00
94       Trellis / Irrigation Irrigation/Drainage - Blk 1-5                 7/15/1990      111,779.00     111,779.00            0.00
6        Trellis / Irrigation Trellis - Blk 1-5                             7/15/1990       27,393.00      27,393.00            0.00
24       Trellis / Irrigation Trellis - Blk 1-5                             7/15/1990       32,623.00      32,623.00            0.00
96       Trellis / Irrigation Irrigation                                     6/1/1991       79,938.00      79,938.00            0.00
32       Trellis / Irrigation Irrigation                                     6/1/1991       13,033.00      13,033.00            0.00
50       Trellis / Irrigation Irrigation                                     6/1/1991       38,179.00      38,179.00            0.00
71       Trellis / Irrigation Trellis -                                     6/15/1991       10,620.00      10,620.00            0.00
95       Trellis / Irrigation Irrigation/Drainage                           6/15/1991      123,697.00     123,697.00            0.00
7        Trellis / Irrigation Trellis -                                     6/15/1991        1,232.00       1,232.00            0.00
25       Trellis / Irrigation Trellis -                                     6/15/1991        4,403.00       4,403.00            0.00
72       Trellis / Irrigation Trellis -                                      7/1/1991       88,714.00      88,714.00            0.00
8        Trellis / Irrigation Trellis -                                      7/1/1991       26,702.00      26,702.00            0.00
26       Trellis / Irrigation Trellis -                                      7/1/1991       66,879.00      66,879.00            0.00
73       Trellis / Irrigation Trellis/Irrigation                            12/1/1992       54,704.00      54,704.00            0.00
9        Trellis / Irrigation Trellis/Irrigation                            12/1/1992       11,889.00      11,889.00            0.00
27       Trellis / Irrigation Trellis/Irrigation                            12/1/1992       26,132.00      26,132.00            0.00
74       Trellis / Irrigation Trellis/Irrigation                            12/1/1993       34,385.00      34,385.00            0.00
10       Trellis / Irrigation Trellis/Irrigation                            12/1/1993        5,911.00       5,910.55            0.45
28       Trellis / Irrigation Trellis/Irrigation                            12/1/1993       13,443.00      13,443.00            0.00
111      Trellis / Irrigation Irrigation Pipe & Sprinklers                  3/22/1994        3,224.00       3,176.00           48.00
109      Trellis / Irrigation Trellis - Hillside                            8/11/1994        1,521.00       1,475.12           45.88
112      Trellis / Irrigation Trellis - Hillside                            8/11/1994        1,601.00       1,552.12           48.88
113      Trellis / Irrigation Trellis - Hillside / Angaston                 8/11/1994        1,681.00       1,629.12           51.88
114      Trellis / Irrigation Trellis - Hillside / Clarevale                8/11/1994        1,574.00       1,525.75           48.25
121      Trellis / Irrigation Trellis Wiring                                5/31/1995       20,201.00      17,675.12        2,525.88

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
36       Vehicle              1984 F150 Ford Truck                          6/15/1990        2,000.00       2,000.00            0.00
9        Vehicle              1991 Nissan Truck                              5/1/1991       15,223.00      15,223.00            0.00
35       Vineyard             Vineyard Phase I                               1/1/1992      233,319.00     136,555.43       96,763.57
75       Vineyard             Vineyard Phase II                              1/1/1993      859,556.00     859,555.80            0.20
131      Vineyard Equipment   Bege Scraper                                   6/4/1999        2,107.00       1,497.57          609.43
132      Vineyard Equipment   Ford tractor 4430                              6/4/1999       21,819.00      15,504.86        6,314.14
133      Vineyard Equipment   Tandem Disc                                    6/4/1999        2,069.00       1,470.50          598.50
74       Vineyard Equipment   Flowry pump & gear                             1/1/2000       10,586.00       6,371.11        4,214.89
76       Vineyard Equipment   Kubota Tractor                                 8/1/2000       30,165.00      18,156.61       12,008.39
77       Vineyard Equipment   Digital Crane                                  8/1/2000        3,675.00       2,211.77        1,463.23
75       Vineyard Equipment   Bio-dynamic Stirring Machine                  10/1/2000       16,282.00      98,000.06        6,481.94
78       Vineyard Equipment   72" Loader                                    11/1/2000        5,075.00       3,054.95        2,020.05
81       Vineyard Equipment   Toro Spreader                                 5/25/2001        7,192.00       3,448.28        3,743.72
82       Vineyard Equipment   French Plow                                   6/19/2001        3,643.00       1,741.74        1,892.26
142      Vineyard Equipment   Domeries Disc                                  1/1/2002        3,518.00       1,182.28        2,335.72
144      Vineyard Equipment   Disc                                           1/1/2002        5,550.00       1,865.35        3,684.65
145      Vineyard Equipment   Fuel Tank                                      1/1/2002        1,393.00         467.93          925.07
146      Vineyard Equipment   Harvest Trailer                                1/1/2002        1,654.00         555.67        1,098.33
147      Vineyard Equipment   Harvest Trailer                                1/1/2002        1,654.00         555.67        1,098.33
152      Vineyard Equipment   Honda Trailer Tank                             1/1/2002        7,180.00       2,412.64        4,767.36
153      Vineyard Equipment   Dump Trailer                                   1/1/2002        3,030.00       1,018.50        2,011.50
154      Vineyard Equipment   Lime Spreader                                  1/1/2002       12,930.00       4,344.88        8,585.12
83       Vineyard Equipment   Model 1700 Toro Spader                        3/13/2002        7,192.00       3,849.12        3,342.88
84       Vineyard Equipment   3 Weedeaters                                   4/4/2002        1,389.81         743.70          646.11
85       Vineyard Equipment   2 Trimmers                                    4/11/2002          927.00         496.52          430.48
86       Vineyard Equipment   Bin Trailer                                    6/1/2002        1,968.53       1,053.90          914.63
87       Vineyard Equipment   Domries Disc, Ring Roller                     6/27/2002        9,442.73       5,053.94        4,388.79
88       Vineyard Equipment   Lawn Tractor                                  8/31/2002        2,833.10       1,516.02        1,317.08
89       Vineyard Equipment   4 Valley bin Trailers                         8/31/2002        6,856.85       3,669.84        3,187.01
163      Vineyard Equipment   New Holland Tractor                           3/27/2003       38,017.50      15,529.47       22,488.03
159      Vineyard Equipment   Weed Eaters                                   3/31/2003          926.54         378.47          548.07
160      Vineyard Equipment   Compost Tea Brewer                            3/31/2003        4,392.45       1,794.24        2,598.21
161      Vineyard Equipment   Pressure Chamber Inst.                        4/16/2003        2,675.00       1,092.70        1,582.30
158      Vineyard Equipment   Barn Electrical                               7/29/2003       15,670.00       9,049.23        6,620.77
164      Vineyard Equipment   2004 Honda ATV                                9/30/2003        5,336.15       3,081.57        2,254.58
234      Vineyard Equipment   New Holland Tractor                           3/18/2004       23,529.75      11,890.93       11,638.82
5        Vineyards            Vineyard Phase I                               1/1/1992      133,073.00      78,182.06       54,890.94
23       Vineyards            Vineyard Phase I                               1/1/1992      134,087.00      78,775.43       55,311.57
11       Vineyards            Vineyard Phase II                              1/1/1993      162,165.00     115,542.31       46,622.69
29       Vineyards            Vineyard Phase II                              1/1/1993      410,387.00     410,387.00            0.00
91       Vyd Devel-CIP        Quintessa Vyd under Development               12/31/2000     501,694.77           0.00      501,694.77

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
167      Vyd Devel-CIP        2003 Vineyards Under Development              7/31/2003      120,543.20           0.00      120,543.20
229      Vyd Devel-CIP        Vyd Development                               12/31/2003      10,282.06           0.00       10,282.06
230      Vyd Devel-CIP        Vineyard Development - Cap. Int               12/31/2003      31,389.30           0.00       31,389.30
78       Wells & Pumps        Ejector 100 Ppd                               5/15/1990          212.00         212.00            0.00
81       Wells & Pumps        Vac Regulator C12                             5/15/1990          736.00         736.00            0.00
14       Wells & Pumps        Ejector 100 Ppd                               5/15/1990           50.00          50.00            0.00
17       Wells & Pumps        Vac Regulator C12                             5/15/1990          171.00         171.00            0.00
32       Wells & Pumps        Ejector 100 Ppd                               5/15/1990           82.00          82.00            0.00
35       Wells & Pumps        Vac Regulator C12                             5/15/1990          282.00         282.00            0.00
79       Wells & Pumps        Iron Well                                     6/15/1990        6,800.00       4,676.00        2,124.00
80       Wells & Pumps        River Well                                    6/15/1990        5,394.00       3,709.12        1,684.88
15       Wells & Pumps        Iron Well                                     6/15/1990        1,582.00       1,087.87          494.13
16       Wells & Pumps        River Well                                    6/15/1990        1,256.00         864.50          391.50
33       Wells & Pumps        Iron Well                                     6/15/1990        2,608.00       1,792.00          816.00
34       Wells & Pumps        River Well                                    6/15/1990        2,069.00       1,422.31          646.69
76       Wells & Pumps        Cornell Pump                                  7/15/1990        1,200.00       1,200.00            0.00
77       Wells & Pumps        Corner Well                                   7/15/1990        2,685.00       1,845.81          839.19
12       Wells & Pumps        Cornell Pump                                  7/15/1990          280.00         280.00            0.00
13       Wells & Pumps        Corner Well                                   7/15/1990          625.00         625.00            0.00
30       Wells & Pumps        Cornell Pump                                  7/15/1990          461.00         461.00            0.00
31       Wells & Pumps        Corner Well                                   7/15/1990        1,030.00         708.37          321.63
83       Wells & Pumps        Booster Pump                                  8/15/1990        1,170.00       1,170.00            0.00
85       Wells & Pumps        Pump At Lake                                  8/15/1990        1,363.00       1,363.00            0.00
19       Wells & Pumps        Booster Pump                                  8/15/1990          272.00         272.00            0.00
21       Wells & Pumps        Pump At Lake                                  8/15/1990          317.00         317.00            0.00
37       Wells & Pumps        Booster Pump                                  8/15/1990          448.00         448.00            0.00
39       Wells & Pumps        Pump At Lake                                  8/15/1990          523.00         523.00            0.00
82       Wells & Pumps        Domestic Well                                 9/15/1990        2,489.00       1,710.56          778.44
84       Wells & Pumps        Sump Pump                                     9/15/1990        3,970.00       3,970.00            0.00
18       Wells & Pumps        Domestic Well                                 9/15/1990          579.00         398.18          180.82
20       Wells & Pumps        Sump Pump                                     9/15/1990          924.00         924.00            0.00
36       Wells & Pumps        Domestic Well                                 9/15/1990          954.00         657.62          296.38
38       Wells & Pumps        Sump Pump                                     9/15/1990        1,523.00       1,523.00            0.00
86       Wells & Pumps        Pump Station                                  12/15/1990      43,600.00      43,600.00            0.00
22       Wells & Pumps        Pump Station                                  2/15/1990       10,148.00      10,148.00            0.00
40       Wells & Pumps        Pump Station                                  2/15/1990       16,720.00      16,720.00            0.00
88       Wells & Pumps        Domestic Well                                  2/1/1991        1,112.00         709.50          402.50
24       Wells & Pumps        Domestic Well                                  2/1/1991          259.00         165.18           93.82
42       Wells & Pumps        Domestic Well                                  2/1/1991          427.00         270.68          156.32
89       Wells & Pumps        Sump Pump - Blks                               5/1/1991        4,190.00       4,190.00            0.00
25       Wells & Pumps        Sump Pump - Blks                               6/1/1991          975.00         975.00            0.00

                                                         Huneeus Vintners LLC
                                                            Special Report

                                                                              Tax In                       Tax Curr         Tax
 Sys No      Classification                       Description                Ser Date   Tax Acq Value      Acc Dep       Current NBV
 ------      --------------                       -----------                --------   -------------      --------      -----------
43       Wells & Pumps        Sump Pump - Blks                               6/1/1991        1,607.00       1,607.00            0.00
87       Wells & Pumps        Pump Station                                   7/1/1991       65,792.00      65,792.00            0.00
23       Wells & Pumps        Pump Station                                   7/1/1991       15,314.00      15,314.00            0.00
41       Wells & Pumps        Pump Station                                   7/1/1991       25,230.00      25,230.00            0.00
90       Wells & Pumps        Pump Station                                   2/1/1992       10,971.00      10,971.00            0.00
26       Wells & Pumps        Pump Station                                   2/1/1992        2,553.00       2,553.00            0.00
44       Wells & Pumps        Pump Station                                   2/1/1992        4,207.00       4,207.00            0.00
91       Wells & Pumps        Pump Station                                   3/1/1992        7,528.00       7,528.00            0.00
27       Wells & Pumps        Pump Station                                   3/1/1992        1,753.00       1,753.00            0.00
45       Wells & Pumps        Pump Station                                   3/1/1992        2,887.00       2,887.00            0.00
92       Wells & Pumps        Pump Station                                   4/1/1992          506.00         506.00            0.00
29       Wells & Pumps        Pump Station                                   4/1/1992          119.00         119.00            0.00
47       Wells & Pumps        Pump Station                                   4/1/1992          195.00         195.00            0.00
93       Wells & Pumps        Pump Station                                   6/1/1992           90.00          90.00            0.00
28       Wells & Pumps        Pump Station                                   6/1/1192           21.00          21.00            0.00
46       Wells & Pumps        Pump Station                                   6/1/1192           35.00          35.00            0.00
122      Wells & Pumps        Pump Station                                  4/12/1995        3,573.00       3,573.00            0.00
123      Wells & Pumps        Lake Line                                     7/24/1995        1,124.00       1,124.00            0.00

                                                                                        36,510,079.80   7,928,230.80   28,581,849.00

Additional Contributed Assets
-----------------------------

1. Accounts receivable, other than with respect to wines from the 2001 vintage.

2. Inventory consisting of all Quintessa library wines from previously released vintages plus the 2002 and 2003 vintages, and for 2004 wines from 193 tons of Quintessa grapes (approximately 12,000 nine liter cases), and excluding the 2001 vintage apart from ___ cases reserved as library wines.

3.   Trademarks

4.   Contracts as set forth on a schedule to the Contribution Agreement


Assets Excluded From Contribution
---------------------------------

1.   Four parcels of land as described in this Schedule.

2. Home building rights with respect to the parcels of land which are being contributed

3.   Accounts receivable with respect to sales of wines of the 2001 vintage

4. Vineyard and office equipment associated with the business being retained by Huneeus

5.   Antique furniture belonging to Agustin Huneeus

                                                                        ANNEX C

                                AFH Arrangements
                                ----------------

1. Position                   President and CEO, with all senior management
                              reporting to him, and authority and discretion comparable to a CEO of a public company and reporting directly to the Board.

2. Salary                     $360,000 per year Base salary. Bonus equal to 55%
                              of Base at annual plan achievement, 0% bonus at 90% of plan or less, 110%of Base at 110% of plan;
                              straight line percentages in between.

                              Base increased annually by CPI, and subject to increase in Board discretion every two years.

3. Benefits                   Health, disability and other insurance comparable
                              to other company executives.

                              Car or car allowance.

                              $2m term life insurance.

4. Term 7 years, and automatically extended for three additional years if not terminated in the Majority of the Board's discretion within the first three months after the end of the 7 year term.

5. Termination                Only for Cause, as described below, as determined
                              by a Majority of the Board.

6. Management                 Formula for calculation of the Equity Award to be
   Incentive                  described. Cap at 25%.

                              Vests ratably over 10 years, but accelerates to full vesting on a sale of the company.

                              Measurement Date is earlier of ten years or when there has been an arm's length sale of the company. In the event of such a sale the enterprise value implied in that sale will determine the ending value. In the event there is no such sale, the ending value will be calculated based on 10X EBITDA valuation metric (to be refined) and will be subject to retroactive adjustment if there is an arm's length sale within 30 months thereafter.

                              After Measurement Date, the future sharing percentage will be fixed as a total percentage of the company for the Management calculations, and AFH interest will begin to participate in distributions at that fixed percentage. The idea is that the fixed valuation will not be paid out at the Measurement Date, but will instead remain as an interest in the company.

                              These interests will not carry any voting or control rights and once vested and measured can be tagged along as if part of the H interests in the Company.

                              All vesting accelerates one additional year on death.

                              Incentive interests may be structured to result in capital gains, provided it does not create adverse tax effect to any other Principal.

8. Cause Failure over any three year period of the company to achieve at least 70% of approved annual plan EBIT.

                              Conviction of a felony involving intentional misconduct (not including motor vehicle or victimless crime offenses).

                              Fraud or other material conduct not in good faith where he could not have reasonably believed that he was acting in the best interest of the company or not opposed to the interests of the company, and with respect to criminal matters had reasonable cause to believe his conduct was unlawful.

                              Habitual or recurrent personal conduct which is not corrected after reasonable notice and opportunity to cure which has or is likely to have a serious adverse impact on the financial results or image of the company.

                              Disability for more than 180 consecutive days.

9. Indemnity                  To the fullest extent allowed for a director or
                              officer of a Delaware corporation.

                                                                        ANNEX D

                         CERTAIN BUSINESS ARRANGEMENTS

     Subject to the consummation of the Merger, Newco and Constellation (and its affiliates) will enter into the following agreements upon the Closing:

     1. Stonewall Canyon and Pinnacles Grape Contract. Newco and Franciscan Vineyards, Inc. will enter into an agreement, for the 2004-2008 harvests, for Newco to purchase Pinot Noir grapes produced at Franciscan's Stonewall Canyon vineyard and Pinot Noir and Chardonnay grapes produced at its Pinnacles vineyard, both in Monterey County. Newco will purchase 80 tons of the 2004 Stonewall Canyon Pinot Noir crop at a price of $1,800 per ton, 250 tons of the 2004 Pinnacles Pinot Noir crop at a price of $1,400 per ton, and 200 tons of the 2004 Pinnacles Chardonnay crop at a price of $1,000 per ton. Tonnage of subsequent crops will be determined by agreement of the parties prior to March 1 of each harvest year. The actual tonnage of such grapes that will be available to Newco in any harvest year will not be guaranteed and may be more or less than the designated amount, since it will be based on the actual production from specified blocks within the vineyards designated annually by a selection process set forth in the contract; provided that, in the event of a shortage, Franciscan will sell additional grapes to Newco from the vineyards on the same terms, if the grapes can be made available. In the event of excess grapes being produced on the designated block, Newco will purchase those grapes on the same terms. The prices per ton for crops after 2004 will be based on the 2004 prices, adjusted annually (but not below the 2004 price) by the lesser of
(i) the percentage change in the average price of the relevant variety in the immediately proceeding two (2) harvest years in Monterey County, or (ii) changes in the Consumer Price Index, with a maximum adjustment of 5% per year. With respect to the Stonewall Canyon vineyard, Newco will have the option to convert the arrangement to an acreage contract pursuant to which it would purchase all of the grapes grown on the designated acres at a rate of $6,300 per acre plus Franciscan's actual incremental costs incurred for any special viticultural services necessary or required by Newco.

     2. Oakville Estates Grape Contract. Although Constellation (through Franciscan) is contributing the Oakville Estate vineyards to Newco, Franciscan is retaining title to the 2004 crop produced at the vineyards. Newco and Franciscan will enter into an agreement, pursuant to which Newco will purchase grapes from the vineyard's 2004 harvest (to be made into wine at the Quintessa Winery), and Franciscan will purchase grapes from the 2005-2009 harvests.

     For the 2004 harvest, Newco will purchase from Franciscan 42 tons of Cabernet Sauvignon, 102 tons of Merlot and such additional grapes as Newco may require, up to a combined total of 21 tons of such varieties as are necessary to enable Newco to create a meritage wine. Newco will pay $4,011 per ton for the Cabernet Sauvignon grapes and $2,715 per ton for the Merlot grapes. If Newco is established, it will retain Huneeus to process the grapes. If Newco is not established and Franciscan therefore retains the wine produced from the grapes, Franciscan will pay Huneeus for the processing at the same rate it paid for such services for the 2003 crop. The actual tonnage of such grapes that will be available to Newco is not guaranteed and may be more or less than the designated amount, since it will be based on the actual production from specified blocks within the vineyard designated by a selection process set forth in the contract; provided that, in the event of a shortage, Franciscan will sell additional grapes to

Newco from the vineyard on the same terms, if the grapes are available. In the event of excess grapes being produced on the designated block, Newco will purchase those grapes on the same terms.

     For the 2005-2009 harvests, Franciscan will purchase the following percentages of the crop of Bordeaux varietals: 2005 harvest: 66% (estimated to be 614 tons); 2006 harvest: 58% (estimated to be 587 tons); 2007 harvest: 43% (estimated to be 553 tons); 2008 harvest: 24% (estimated to be 273 tons); and 2009 harvest: 15% (estimated to be 176 tons). The actual tonnage of such grapes to be sold to Franciscan will be based on the actual production from specified blocks within the vineyard designated annually by a selection process set forth in the contract. The prices per ton for such grapes will be the lesser of (i) the percentage change in the average price of the relevant variety in the immediately proceeding two (2) harvest years in Napa County, or (ii) changes in the Consumer Price Index, with a maximum adjustment of 5% per year.

     3. Quintessa Grape Contract. An existing grape contract between Huneeus and Franciscan for Franciscan's purchase of grapes from the 2004-2006 harvests from the Quintessa vineyards will be amended and contributed by Huneeus to Newco. Whether or not Newco is formed, the contract will be modified to provide for a reduction in the grape purchase prices in exchange for the following payments to Huneeus: $479,850 on November 1 of each of 2004, 2005 and 2006. As amended and contributed to Newco, the contract will provide for Franciscan to purchase all of the grapes produced from the vineyard's 2004-2006 harvests other than the following amounts, which will be retained by Newco: 2004 harvest: 242 tons; 2005 harvest: 262 tons; and 2006 harvest: 281 tons. For the 2004 harvest, Franciscan will pay $4,011 per ton for the Cabernet Sauvignon grapes and $2,715 per ton for the Merlot grapes. The prices per ton for crops after 2004 will be based on the 2004 prices, adjusted annually (but not below the 2004 price) by the lesser of (i) the percentage change in the average price of the relevant variety in the immediately proceeding two (2) harvest years in Napa County, or (ii) changes in the Consumer Price Index, with a maximum adjustment of 5% per year. In addition, Franciscan and Newco will identify two blocks at the Quintessa vineyards to be farmed more aggressively for higher yields for the 2005 and 2006 harvests. If Franciscan is satisfied with the quality of the grapes produced from these blocks, it will have the right, during the 2007-2011 harvests, to buy the grapes from these blocks that are not used by Newco, at market prices.

     4. Distribution Agreement. Pursuant to an existing agreement with Huneeus, Franciscan will continue to be the exclusive distributor for Huneeus wines through February 28, 2005, thereby entitling it to distribute the 2001 vintage produced at Quintessa. When Newco takes on distribution of the Quintessa brand effective March 1, 2005, it will assume the distribution rights and obligations with respect to any remaining inventory of the 2001 vintage retained by Huneeus, which is expected to be very little as of March 1, 2005.

     5. New Zealand and Australian Wines. Newco will enter into an agreement with Constellation to develop a brand for, and to distribute in the United States, a variety of New Zealand and Australian wines produced by Constellation. Under the agreement, which will begin with the 2004 vintage (for New Zealand wines) and the 2005 vintage (for Australian wines), Newco anticipates increasing its sales of such wines from 5,000 cases of one New Zealand varietal of the 2004 vintage to approximately 150,000 cases of the 2013 vintage

(including two varietals from New Zealand and four varietals for Australia). Pricing under the distribution agreement will be on competitive market terms.

     6. Understandings Regarding Production. Newco anticipates using production services, including crushing services, barrel fermentation and possibly storage, at the Franciscan and Estancia wineries, beginning with the 2004 crop. The pricing for such services will be on a formula basis that is competitive with other facilities providing comparable services.

     7. General Services. Newco anticipates contracting for a variety of services that Franciscan may be able to provide or facilitate at prices or on terms that will be advantageous to Newco, including, for example, access to market data services, management of information technology resources, joint warehousing of case goods, accounts receivable management and employee benefit programs, and joint purchasing of glass, corks and other components.

                                                                        ANNEX E

         WINE PURCHASE, DISTRIBUTION AND TECHNICAL ASSISTANCE AGREEMENT


1.  Parties                   Brandco - 100% owned by DBR (Lafite) ("DBR")
                              VentureCo (voting interest being 50% Brandco, 25%
                              FE(C) and 25% H) and economic interests to be equal to the Newco percentages

2.  Relationships             Venture Co will create and market a wine under
                              the auspices of DBR who will provide technical assistance to Venture Co for which it will receive a remuneration to be agreed upon.

                              Marketing in the USA will be done by Newco
                              Marketing in the rest of the world will be done by DBR, or by others subject to DBR's consent.

                              If the quality of the wine is deemed to be acceptable by DBR, specific Rothschild intangibles to be agreed upon will be included in the packaging of the wine.


3.  Term                      The partners of VentureCo will remain together
                              for a minimum of 10 years from the selling of the first VentureCo "Brand" vintage (10 year term)

                              All agreements between the Parties, including VentureCo distribution and marketing agreements with Newco, are also for the same minimum 10 year term

4. "Brand" Owner              VentureCo owns all brand, trade dress and other
                              intangibles (including distinctive features and logo) and excluding the Rothschild specific intangibles, H specific intangibles and FE specific intangibles.

5. Termination                Subject to earlier termination for cause (to be
                              determined), any party can sell their VentureCo interest after the minimum 10 year term and their specific intangibles will be allowed to be used only for a reasonable time thereafter to complete and sell previously acquired wines and then removed from all packaging, advertising and collateral merchandising materials forever.

6. Exclusivity                DBR, H and FE agree not to produce/join in
                              partnership or allow use of their specific intangibles for any North American produced wine
                              (other than VentureCo's "brands") except what is otherwise in use today.

                                                                        ANNEX F


--------------------------------------------------------------------------------
Activities
----------
--------------------------------------------------------------------------------
Proxy materials/ 13e-3 Filings/ SEC review process
--------------------------------------------------------------------------------
Special Committee process/ Merger Agreement process
--------------------------------------------------------------------------------
Third party consents for asset/liability transfers (other than HVI debt)
--------------------------------------------------------------------------------
HSR and other regulatory consents (on behalf of Chalone, Holdco and DBR)
--------------------------------------------------------------------------------

                                                                        ANNEX G

Chalone Shareholder Wine Program Continuation

     It is the intention of Newco following the merger to maintain and enhance the existing Chalone wine club program by continuing to make fine wines available for purchase by shareholders, other than DBR on a non-discriminatory basis, as eligible members of a founder's wine club.

     In addition, subject to applicable rules, all eligible former shareholders will as members of the founder's club be entitled to an additional 50% discount on select fine wines purchased over the next two years through the program up to a maximum discount value of $1.00 per share held on a date to be determined. These founders club benefits will not be transferable.

     In addition, founder's club members who purchase specified levels of wines in addition to the special discount wines for each of three years will receive special access and pricing to the company's most exclusive and allocated wines.

     Purchase and shipping of founder's club wines would be subject to compliance with applicable laws.

     VIP Tours, dinners and other benefits would also be continued.